Exhibit 2.1

Agreement and Plan of Merger
By and Among
AMH Holdings II, Inc.,
Carey Investment Holdings Corp.,
Carey Intermediate Holdings Corp.,
and
Carey Acquisition Corp.
Dated as of September 8, 2010

i

TABLE OF CONTENTS
(Continued)

ii

TABLE OF CONTENTS
(Continued)

iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), dated as of September 8, 2010, by and among AMH Holdings II, Inc., a Delaware corporation (the “Company”), Carey Investment Holdings Corp., a Delaware corporation (“Buyer”), Carey Intermediate Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Intermediate”), and Carey Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Intermediate (“Merger Sub”).
WHEREAS, the respective Boards of Directors of each of Buyer, Intermediate, Merger Sub and the Company have unanimously approved and declared it advisable to enter into this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”), upon the terms and subject to the conditions of this Agreement;
WHEREAS, the respective Boards of Directors of each of Buyer, Intermediate, Merger Sub and the Company have each declared that it is in the best interests of their respective companies and stockholders to consummate the Merger provided for herein;
WHEREAS, immediately following the execution and delivery of this Agreement, the Company shall have delivered to Buyer, Intermediate and Merger Sub the irrevocable written consent of the Stockholders required to adopt and approve the Merger and this Agreement in the form attached as an exhibit to the Side Letter (the “Stockholder Consent”);
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Hellman & Friedman Capital Partners VI, L.P. and certain of its Affiliates (the foregoing, collectively, the “Guarantors”) are each entering into a limited guarantee, dated as of the date hereof (the “Limited Guarantees”), pursuant to which, subject to the terms and conditions thereof, the Guarantors have guaranteed certain obligations of Buyer, Intermediate and Merger Sub in connection with this Agreement; and
WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Stockholders have executed and delivered to Buyer a letter agreement, dated as of the date hereof (the “Side Letter”), setting forth certain obligations of the Stockholders in respect of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
INTERPRETATION; DEFINED TERMS
SECTION 1.1 Certain Defined Terms. In addition to the other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms shall have the following meanings specified or referred to below:
“Actions” means any actions, suits, claims, complaints, demands, litigation, investigations, arbitrations, mediations, disputes or other proceedings.
“Affiliate” of a Person means any other Person who directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person; provided that, except with respect to Section 6.5(b), none of Buyer, Intermediate, Merger Sub or any of the Guarantors shall be considered Affiliates of any portfolio company in which the Guarantors or any of their investment fund Affiliates have made a debt or equity investment (and vice versa).
“Aggregate Equity Consideration” has the meaning set forth in the definition of Per Share Merger Consideration.
“Business Day” means a day other than Saturday or Sunday or a day on which banks are required or authorized to close in the State of New York.
“Buyer Material Adverse Effect” means any event, change, occurrence, effect or state of facts that would prevent, materially delay or materially impede the performance by Buyer, Intermediate and Merger Sub of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby.
“Certificate of Designations” means the Amended and Restated Statement with Respect to the Powers, Preferences and Relative, Optional and Other Special Rights and Qualifications, Limitations and Restrictions Pertaining to the Class A Convertible Preferred Stock of the Company.
“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company together with the Certificate of Designations, each as in effect on the date hereof.
“Code” means the Internal Revenue Code of 1986.
“Commissioner” means the Commissioner of Competition appointed under the Competition Act and any Person duly authorized to exercise the powers and perform the duties of the Commissioner of Competition.
“Common Stock” means the Non-Voting Common Stock and the Voting Common Stock.
“Company Material Adverse Effect” means any event, change, occurrence or effect that (a) has a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, other than in the case of clause (a), to the extent of any effects resulting from (i) changes in general economic, financial market or geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its Subsidiaries operate, (iii) changes or effects which result from the announcement of this Agreement, the Merger or the transactions contemplated hereby or the pendency of this Agreement, (iv) changes after the date hereof in any applicable Laws or regulations or applicable accounting regulations or principles or interpretations thereof, (v) any action taken by Buyer or any of its Affiliates or by the Company at the written request of Buyer that the Company is not otherwise required to take pursuant to this Agreement, or (vi) any attack on, or by, outbreak or escalation of hostilities or war or any act of terrorism or any other national or international calamity, except, in the cases of clauses (i), (ii), (iv) and (vi), only to the extent that such adverse effects disproportionately have a greater adverse impact on the Company and its Subsidiaries, taken as a whole, as compared to the adverse impact such changes have on the Company’s competitors, but taking into account for purpose of determining whether a Company Material Adverse Effect has occurred only the disproportionate portion of the adverse impact.
“Competition Act” means the Competition Act (Canada), R.S.C 1985, c. C-34.
“Competition Act Approval” means: (i) the Commissioner has issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the Merger; (ii) the Competition Act Notification has been made, the applicable waiting period has expired or been waived by the Commissioner and the Commissioner has advised Buyer in writing that she does not, at that time, intend to apply to the Competition Tribunal for an order in respect of the Merger pursuant to Section 92 of the Competition Act; or (iii) pursuant to paragraph 113(c) of the Competition Act, the obligation to submit a Competition Act Notification has been waived by the Commissioner and the Commissioner has advised Buyer in writing that she does not, at that time, intend to apply to the Competition Tribunal for an order in respect of the Merger pursuant to section 92 of the Competition Act.
“Competition Act Notification” means notification of the Merger by Buyer and the Company pursuant to subsection 114(1) of the Competition Act.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 18, 2010, between the Company and Hellman & Friedman Advisors LLC.
“Control” (including the terms “Controlled by” and “under common Control with”) means possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or equity interests, as trustee or executor, by Contract or otherwise.
“Credit Facility” means the Loan and Security Agreement entered into on October 3, 2008 by the Operating Company, Gentek Building Products, Inc., Gentek Building Products Limited Partnership and Associated Materials Canada Limited, with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC) and CIT Capital Securities LLC, as joint lead arrangers, Wachovia Bank, National Association, as agent and the lenders party thereto (as amended by Amendment No. 1 dated June 11, 2009 and Amendment No. 2 dated October 23, 2009).
“Discount Notes” means the 11.25% Senior Discount Notes due 2014 issued by AMH Holdings, LLC pursuant to the Discount Notes Indenture.
“Discount Notes Indenture” means the indenture dated as of March 4, 2004, by and between AMH Holdings, LLC and Wilmington Trust Company, as trustee, as amended from time to time.

“Environmental Laws” means all applicable Laws relating to protection of the environment (including those relating to the generation, handling, disposal, transportation, Release or remediation of harmful or deleterious substances), natural resources, wildlife or, to the extent related to exposure to Hazardous Substances, human health and safety.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, with respect to any Person, (a) a member of any “controlled group” (as defined in section 414(b) of the Code) of which that Person is also a member, (b) a trade or business, whether or not incorporated, under common control (within the meaning of section 414(c) of the Code) with that Person or (c) a member of any affiliated service group (within the meaning of section 414(m) of the Code) of which that Person is also a member.
“Exchange Act” means the Securities Exchange Act of 1934.
“Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing Commitment or any New Financing Commitment in connection with the transactions contemplated hereby, including the parties named in Section 4.4, together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing.
“Fully Diluted Shares” means, as of immediately prior to the Effective Time, the sum of (a) the total number of shares of Common Stock that are outstanding (including shares issuable upon the conversion of all outstanding shares of Preferred Stock and shares owned by Buyer, Intermediate or Merger Sub), plus (b) the total number of shares of Common Stock underlying ITM Options (including any ITM Options that Option Holders and Buyer agree will be assumed or substituted by Buyer in connection with the Merger) plus (c) the total number of shares of Common Stock underlying the Warrants.
“Funded Indebtedness” means (a) the Credit Facility, (b) the Second Lien Notes, (c) the Discount Notes, (d) the 20% Notes, (e) all other indebtedness for borrowed money of the Company and its Subsidiaries, including all obligations evidenced by bonds, debentures, notes or other similar instruments, (f) all capital leases to which the Company or any of its Subsidiaries is a party or by which any of their assets are otherwise bound, (g) any amounts owed with respect to drawn upon letters of credit and (h) any outstanding guarantees of obligations of Persons other than the Company and its Subsidiaries of the type described in clauses (e) through (g) above.
“GAAP” means United States generally accepted accounting principles in effect as of the date hereof as consistently applied by the Company.
“Governmental Entity” means any United States or other supranational, national, state, provincial, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any arbitrator.

“Harvest Management Agreement” means the Amended and Restated Management Agreement, dated as of December 22, 2004, as the same may be amended from time to time, by and between Harvest Partners, Inc. and the Operating Company.
“Harvest Partners” means Harvest Partners LP, an Affiliate of funds that hold all of the outstanding shares of Voting Class B Common Stock.
“Hazardous Substances” means any petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos and any other substance or material that is regulated or defined as a “pollutant,” “contaminant,” “hazardous substance,” “toxic substance,” “hazardous waste,” “toxic waste” or other terms of similar import under any Environmental Laws.
“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) patents and patent applications (whether or not patents are issued on any such applications, and whether or not such applications are modified, withdrawn or resubmitted) and all inventions, designs and improvements described and claimed therein, all patent rights, including any reissues, reexaminations, renewals, extensions, divisional and provisional applications and continuations and continuations-in-part; (b) trademarks, service marks, trade dress, trade names, brand names, corporate names, logos, slogans and other distinctive source, and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets and other corresponding rights and other confidential information, including with respect to technologies, inventions, discoveries, processes, research and development information, customer lists, techniques, technical information, specifications, operation and maintenance manuals, engineering drawings, methods, technical data, modifications, extensions, improvements, designs and know-how; (f) computer software (including source code, executable code, data, databases and related documentation); and (g) all other intellectual property protected under the laws of any jurisdiction anywhere in the world.
“ITM Options” means Vested Options that have a per share exercise price that is less than the Per Share Merger Consideration.
“knowledge of Buyer” or similar words means the current actual knowledge, as of the date hereof (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate), of any of the individuals listed in Section 1.1(a) of the Disclosure Schedule, after reasonable inquiry concerning the applicable matter.
“knowledge of the Company” or “to the Company’s knowledge” or similar words means the current actual knowledge, as of the date hereof (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate), of any of the individuals listed in Section 1.1(b) of the Disclosure Schedule, after reasonable inquiry concerning the applicable matter.

“Laws” means all foreign, supranational, federal, state, provincial, municipal and local statutes, laws (including common law), ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including awards of any arbitrator), judgments and decrees applicable to the specified Persons.
“Letter of Transmittal” means a letter of transmittal substantially in the form attached hereto as Exhibit A.
“Lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance or transfer restriction of any kind.
“Management Fees” means the aggregate amount of fees and expenses payable under the Harvest Management Agreement and any other fees and expenses payable by the Company or any of its Subsidiaries to any Stockholder or any Affiliate of Investcorp International, Inc. (“Investcorp”) or Harvest Partners pursuant to any management agreement, transaction advisory agreement or other similar agreement or arrangement, in each case in connection with or as a result of the consummation of the Merger or otherwise in connection with this Agreement and the transactions and other agreements contemplated hereby.
“Marketing Period” means the first period of 20 consecutive Business Days after the date hereof throughout which (A) Buyer, Intermediate and Merger Sub shall have the Required Financial Information and (B) the conditions set forth in Sections 7.1(b), 7.2(a), 7.2(b) (provided that, solely for purpose of this definition, only failures to perform or comply with agreements contained in this Agreement that would impair the ability of Buyer, Intermediate and Merger Sub to arrange the Debt Financing shall be considered for purposes of determining whether such condition has been satisfied), 7.2(c) and 7.2(e) shall be satisfied (other than those conditions that by their nature can only be satisfied at the Closing) and nothing has occurred and no condition exists (1) that would cause any of the conditions set forth in 7.1(b), 7.2(a), 7.2(b), 7.2(c) and 7.2(e) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period or (2) that would reasonably be expected to result in any of the conditions set forth in Sections 7.1(a) and 7.2(f) to fail to be satisfied before the last day of such 20 consecutive Business Day period; provided, that if the Company shall in good faith reasonably believe it has delivered the Required Financial Information, it may deliver to Buyer a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the first Business Day after the date of such notice unless Buyer in good faith reasonably believes the Company has not completed delivery of the Required Financial Information and, within three Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which specific Required Financial Information the Company has not delivered); provided, however, that (w) in no event shall the Marketing Period commence earlier than the later of (i) September 27, 2010 and (ii) five days after the Required Financial Information is delivered, (x) if the Marketing Period would commence but not end prior to November 24, 2010, then the Marketing Period (i) shall commence no earlier than November 29, 2010 and (ii) shall only be required to be 15 consecutive Business Days (but otherwise shall be subject to all other requirements with respect thereto set forth in this definition during such 15 consecutive Business Day period), (y) the last day of such 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period) must occur on or prior to December 22, 2010 and (z) the “Marketing Period” shall not be deemed to have commenced if, prior to the completion of such 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period), (i) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any year-end financial statements contained in (or that contain financial information that is contained in) the Required Information, (ii) the Company shall have publicly announced any intention to restate any financial information included in the Required Financial Information or that any such restatement is under consideration, in which case the Marketing Period shall be deemed not to commence at the earliest unless and until such restatement has been completed and the SEC Filings have been amended or the Company has determined that no restatement shall be required, (iii) the Company shall have been delinquent in filing any report with the SEC required under the Exchange Act, in which case the Marketing Period shall be deemed not to commence at the earliest unless and until such delinquency is cured or (iv) the financial statements included in the Required Financial Information that is available to Buyer on the first day of any such 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period) would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period) to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period), in which case the Marketing Period shall not be deemed to commence until the receipt by Buyer of updated Required Financial Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new 20 consecutive Business Day period (or, if applicable, 15 consecutive Business Day period).
“NJDEP” means the New Jersey Department of Environmental Protection.
“Non-Voting Class A Common Stock” means the Class A, Series II (Non-Voting) Common Stock of the Company.
“Non-Voting Class B Common Stock” means the Class B, Series II (Non-Voting) Common Stock of the Company.
“Non-Voting Common Stock” means the Non-Voting Class A Common Stock and the Non-Voting Class B Common Stock.
“Non-Voting Preferred Stock” means the Class A Convertible Preferred Stock — Series II (Non-Voting) — of the Company, which is convertible into shares of Non-Voting Class A Common Stock in the manner set forth in the Certificate of Designations.
“Operating Company” means Associated Materials, LLC, a Delaware limited liability company.
“Option Cancellation Payment” means, with respect to each Vested Option, an amount equal to the product of (a) the number of shares of Common Stock subject to such Option, multiplied by (b) the greater of (1) (i) the Per Share Merger Consideration minus (ii) the per share exercise price of the Option and (2) $0.
“Option Holder” means a Person holding Options.

“Option Plans” means the 2004 Option Plan and the 2002 Option Plan.
“Options” means the issued and outstanding options to purchase shares of the Non-Voting Class B Common Stock, issued pursuant to one of the Option Plans. For all purposes under this Agreement, the 2002 Options shall be deemed to be Options to purchase that number of shares of Non-Voting Class B Common Stock as would be received by the holder thereof upon exercise thereof pursuant to the form of Option Exchange Agreement to which such holder is a party.
“Per Share Merger Consideration” means an amount equal to (A) (i) $600,000,000 plus (ii) the aggregate exercise price of the ITM Options outstanding immediately prior to the Effective Time (including any ITM Options that Option Holders and Buyer agree will be assumed or substituted by Buyer in connection with the Merger) plus (iii) the aggregate exercise price of the Warrants outstanding immediately prior to the Effective Time minus (iv) the aggregate amount of the Transaction Bonuses minus (v) the aggregate amount of the Management Fees minus (vi) the amount (if any) by which the aggregate Transaction Expenses exceed $21,600,000 (such resulting amount, the “Aggregate Equity Consideration”), divided by (B) the number of Fully Diluted Shares.
“Person” means any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or Governmental Entity or authority.
“Preferred Stock” means the Voting Preferred Stock and the Non-Voting Preferred Stock.
“Release” when used in connection with Hazardous Substances, shall mean any spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing.
“Second Lien Notes” means the 9.875% Senior Secured Second Lien Notes due 2016 issued jointly by the Operating Company and Associated Materials Finance, Inc. pursuant to the Second Lien Notes Indenture.
“Second Lien Notes Indenture” means the indenture dated as of November 5, 2009, by and among the Operating Company, Associated Materials Finance, Inc. and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time.
“Securities Act” means the Securities Act of 1933.
“Shares” means any share of the Stock issued and outstanding immediately prior to the Effective Time.
“Stock” means the Common Stock and the Preferred Stock.
“Stockholders” means, collectively, the holders of Stock, Options and Warrants (or, with respect to any period after the Closing Date, the Persons who held Common Stock, Options and Warrants immediately prior to the Effective Time).

“Stockholders Agreement” means the Stockholders Agreement, dated as of December 22, 2004, by and among the Company, the Stockholders and the other parties thereto, as amended as of January 31, 2006.
“Subsidiary” of any Person means another Person under the Control of such Person.
“Supplemental Cash Payments” means the cash payments, if any, to be made at or promptly after Closing to the Company Employees designated by the Company in the Closing Certificate in connection with the transactions contemplated hereby.
“Tax” means any federal, provincial, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, goods and services, harmonized sales, use, license, franchise, employment, payroll (including Canada, Quebec and other governmental pension plan premiums or contributions), withholding, alternative or add-on minimum, ad valorem, transfer, or environmental tax, or any other tax, custom, duty or other like assessment or charge, together with any interest or penalty, imposed by any Governmental Entity.
“Tax Return” means any return, declaration, report, estimate, information return or other document (including any documents, statements or schedules attached thereto and amendment thereof whether in tangible, electronic or other form) required to be filed with any federal, provincial, state, local or foreign tax authority with respect to Taxes.
“Transaction Bonuses” means the aggregate amount of all change of control payments, special bonuses, stay bonus payments and similar compensation that have become or will become due and payable to Company Employees solely as a result of the consummation of the Merger or the other transactions contemplated by this Agreement or as a result of both the consummation of the Merger or the other transactions contemplated by this Agreement and any action or inaction by or on behalf of the Company and its Subsidiaries prior to the Effective Time, including, for the avoidance of doubt (a) all payments under the Transaction Bonus Agreements, to be entered into on or promptly after the date hereof between the Operating Company and each of Thomas Chieffe and Warren Arthur, and any other transaction bonuses to be paid to Company Employees as designated by the Company in the Closing Certificate, in each case, pursuant to Section 1.1(c) of the Disclosure Schedule and (b) any and all Supplemental Cash Payments.
“Transaction Expenses” means the aggregate amount of all fees and expenses paid or incurred or payable by the Company or any of its Subsidiaries in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and the process by which the Company and its Affiliates solicited and negotiated acquisition proposals from other Persons prior to the execution and delivery of this Agreement, including (i) all fees and expenses of Deutsche Bank Securities, Inc. and its Affiliates, Barclays Capital Inc. and its Affiliates and any other Person retained by the Company for brokerage, financial advisory or investment banking services or services as a finder rendered to the Company or any of its Subsidiaries in connection with the Merger or otherwise in connection with this Agreement and the transactions and other agreements contemplated by this Agreement (including the process by which the Company and its Affiliates solicited and negotiated acquisition proposals from third parties prior to the execution and delivery of this Agreement) and (ii) all fees and expenses paid or incurred by the Company or any of its Subsidiaries of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), White & Case LLP, Aird & Berlis LLP and any other legal counsel, Deloitte & Touche LLP and its Affiliates and any other auditors and any accountants and other advisors, in each case, retained or employed by the Company or any of its Subsidiaries for services rendered to the Company or any of its Subsidiaries in connection with the Merger or otherwise in connection with this Agreement and the transactions and other agreements contemplated by this Agreement (including the process by which the Company and its Affiliates solicited and negotiated acquisition proposals from third parties prior to the execution and delivery of this Agreement). Notwithstanding anything to the contrary set forth herein, in no event shall the Transaction Expenses include any Management Fees, Transaction Bonuses or any fees or expenses relating to the repayment, redemption or other retirement (including by way of tender offer) of any Funded Indebtedness.
“20% Notes” means the 20% Senior Notes due 2014 issued by the Company pursuant to the 20% Notes Indenture.
“20% Notes Indenture” means the indenture dated as of June 26, 2009, by and between the Company and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time.
“2002 Option Plan” means the 2002 Stock Option Plan of Associated Materials Holdings, LLC (formerly, Associated Materials Holdings, Inc.).
“2002 Options” means, as of any date, those Options granted under the 2002 Option Plan and outstanding on such date.
“2004 Option Plan” means the 2004 Stock Option Plan of AMH Holdings II, Inc.
“Vested Options” means, subject to Section 1.1(d) of the Disclosure Schedule, each Option that is vested and exercisable immediately prior to the Effective Time.
“Voting Class A Common Stock” means the Class A, Series I (Voting) Common Stock of the Company.
“Voting Class B Common Stock” means the Class B, Series I (Voting) Common Stock of the Company.
“Voting Common Stock” means the Voting Class A Common Stock and the Voting Class B Common Stock.
“Voting Preferred Stock” means the Class A Convertible Preferred Stock — Series I (Voting) Convertible Preferred Stock — of the Company, which is convertible into shares of Voting Class A Common Stock.
“Warrants” means the warrants outstanding as of the date hereof to purchase an aggregate of 12,800 shares of the Non-Voting Class B Common Stock with an exercise price of $70.95 per share.

“Warrant Cancellation Payment” means, with respect to each Warrant, an amount equal to the product of (a) the number of shares of Common Stock subject to such Warrant, multiplied by (b) (i) the Per Share Merger Consideration minus (ii) the per share exercise price of the Warrant.
SECTION 1.2 Table of Definitions. The following words and terms have the meaning set forth in the Sections referenced below:

Definition	Location

Acquisition Proposal	Section 6.11
Agreement	Preamble
Audited Financial Statements	Section 4.5(b)
Balance Sheet	Section 4.5(b)
Balance Sheet Date	Section 4.5(b)
Buyer	Preamble
Buyer Related Parties	Section 8.5(d)
Buyer Termination Fee	Section 8.5(b)
Canadian Pension Plans	Section 4.14(l)
Certificate of Merger	Section 2.2
Certificates	Section 3.2(b)
Closing	Section 2.2
Closing Certificate	Section 2.6
Closing Date	Section 2.2
Company	Preamble
Company Damages	Section 8.5(d)
Company Employee	Section 6.9
Contract	Section 4.4(a)
Conversion Notice	Section 6.4(c)
Credit Facility Termination	Section 6.14(b)
D&O Insurance	Section 6.7(b)
Debt Financing	Section 5.7
Debt Financing Commitment	Section 5.7
Debt Tender Offer	Section 6.15(a)
Designated Contracts	Section 4.8
DGCL	Recitals
Disclosure Schedule	Article IV
Dissenting Shares	Section 3.5
Effective Time	Section 2.2
Environmental Permits	Section 4.9
Equity Financing	Section 5.7
Equity Financing Commitment	Section 5.7
Financing	Section 5.7
Financing Commitments	Section 5.7
Gibson Dunn	Section 1.1(a)(Transaction Expenses)
GIN	Section 6.5(a)
Guarantors	Recitals

Definition	Location

HSR Act	Section 4.4(b)
Indemnified Parties	Section 6.7(a)
Indentures	Section 6.14(a)
Interim Financial Statements	Section 4.5(b)
Intermediate	Preamble
Investcorp	Section 1.1(a)(Management Fees)
ISRA	Section 6.5(a)
Leased Real Property	Section 4.7(a)
Leases	Section 4.7(a)
Liability Limitation	Section 8.5(e)
Limited Guarantees	Recitals
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	Section 4.14(c)
New Financing Commitments	Section 6.13(a)
Notes	Section 6.14(a)
OFAC	Section 4.11(b)
Offer Documents	Section 6.15(b)
Order	Section 4.10
Outside Date	Section 8.2
Owned Real Property	Section 4.7(a)
Paying Agent	Section 3.2(a)
Payoff Amount	Section 6.14(b)
PBGC	Section 4.14(e)
Plan	Section 4.14(b)
Registered IP	Section 4.12
Related Person	Section 4.15
Required Financial Information	Section 6.13(b)
Sarbanes-Oxley Act	Section 4.5(a)
SEC	Section 4.5(a)
SEC Filings	Section 4.5(a)
Side Letter	Recitals
Stockholder Consent	Recitals
Surviving Corporation	Section 2.1
Tendered Notes	Section 6.15(b)
Title IV Plan	Section 4.14(e)
Transfer Taxes	Section 6.10(a)
Unfunded Liability	Section 4.14(l)
Woodbridge Property	Section 6.5(a)
SECTION 1.3 Interpretation.
(a) The parties hereto and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties hereto with the advice and participation of counsel and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(b) For purposes of this Agreement: (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall in no way modify or restrict any of the terms or provisions hereof; (ii) except as expressly provided herein, the terms “include,” “includes” or “including” are not limiting, and shall be deemed to be followed by the words “without limitation”; (iii) the words “hereof” and “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) Article, Section, paragraph, exhibit, annex and schedule references are to the articles, sections, paragraphs, exhibits, annexes and schedules of this Agreement unless otherwise specified; (v) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders; (vi) a reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns; (vii) a reference to any Laws or other legislation or to any provision of any Law or legislation shall include any amendment to, and any modification or re-enactment thereof, any provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (viii) all references to “$” or “dollars” shall be deemed references to United States dollars; (ix) the word “or” shall be deemed to mean “and/or”; (x) the term “ordinary course of business” shall be deemed to be followed by “consistent with past practices”; and (xi) capitalized terms used and not defined in the exhibits, annexes and schedules attached to this Agreement shall have the respective meanings set forth in this Agreement.
ARTICLE II
THE MERGER
SECTION 2.1 The Merger. At the Effective Time, subject to the terms and conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation of the Merger (the “Surviving Corporation”) and shall continue its legal existence under the DGCL.
SECTION 2.2 Effective Time; Closing Date. At the Closing, the Company and Merger Sub shall cause the Merger to be consummated by filing a duly executed certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and the parties hereto shall make all other filings or recordings required by the DGCL or other applicable Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed in accordance with the provisions of section 251 of the DGCL (the date and time when the Merger is effective, the “Effective Time”). Subject to the satisfaction or waiver of the conditions in Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 a.m., local time, on the later of (a) two Business Days after the date on which the last of the conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are not satisfied until the Closing), and (b) the earlier of (i) a date during the Marketing Period to be specified by Buyer on no less than two Business Days’ notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of Buyer’s financing of the transactions contemplated by this Agreement) and (ii) the final day of the Marketing Period, or on such other date, time and place as the Company and Buyer may mutually agree (the date on which the Closing actually occurs, the “Closing Date”).

SECTION 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, franchises and assets of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.
SECTION 2.4 Certificate of Incorporation; Bylaws.
(a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub in effect prior to the date of this Agreement, except as thereafter amended, except that Article I thereof shall read as follows: “The name of the Corporation is AMH Holdings II, Inc.” and except for any references to the incorporator or original directors of Merger Sub and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation.
(b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by Law, such bylaws and the certificate of incorporation of the Surviving Corporation.
SECTION 2.5 Board of Directors and Officers. From and after the Effective Time, the directors of Merger Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until his or her respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
SECTION 2.6 Closing Certificate. At least three Business Days prior to the Closing Date, the Company shall in good faith prepare and deliver to Buyer a certificate (the “Closing Certificate”) setting forth (a) the number of Fully Diluted Shares, (b) the aggregate consideration payable to the holders of Common Stock, and the amount payable to each such holder of Common Stock, in each case, pursuant to Section 3.1(d), (c) the aggregate consideration payable to the holders of the Warrants, and the amount payable to each such holder of Warrants, in each case, pursuant to Section 3.1(f), (d) the aggregate consideration payable to the Option Holders, and the amount payable to each such Option Holder (in each case, without addressing any applicable withholding taxes), in each case, pursuant to Section 3.1(e), (e) the aggregate amount of Transaction Expenses, itemized for each such Transaction Expense, (f) the aggregate amount of the Transaction Bonuses, itemized for each Company Employee who has or will receive a Transaction Bonus (in each case, without addressing any applicable withholding taxes) and (g) the aggregate amount of the Management Fees, itemized for each Person who has or will receive a Management Fee.

ARTICLE III
EFFECTS OF THE MERGER; CONSIDERATION
SECTION 3.1 Conversion of Company Securities. At the Effective Time, by virtue of the Merger and, in respect of the actions contemplated by clauses (a) through (d) below, without any action on the part of the Company, Merger Sub, Buyer, or the holders of any of the following securities:
(a) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.
(b) Each share of Stock that is owned by Buyer, Intermediate, Merger Sub or the Company as treasury stock immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, without any conversion thereof, and no payment or distribution shall be made with respect thereto.
(c) Each share of Common Stock that is owned by any Subsidiary of the Company shall remain outstanding and shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.
(d) Except as otherwise provided in Section 3.1(b) and Section 3.1(c) and subject to Section 3.5, each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Merger Consideration.
(e) Except as any Option Holder may otherwise agree with Buyer or any of its Affiliates, each Vested Option shall be cancelled and the holder thereof shall be entitled to receive from the Company or the Surviving Corporation, in consideration for such cancellation, an amount in cash equal to the applicable Option Cancellation Payment therefor. Subject to Section 3.1(e) of the Disclosure Schedule, each Option that is not a Vested Option shall be cancelled without obligation (including any payment) of the Company or any of its Subsidiaries. The Company shall take all actions necessary to effectuate the foregoing, including obtaining any necessary written consents from Option Holders and amendments to Option Plans. As of the Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement of the Company or any Subsidiary of the Company providing for the issuance or grant of any other interest in respect of the capital stock or other equity interests of the Company or any Subsidiary of the Company shall be cancelled without obligation (including any payment) of the Company or any of its Subsidiaries other than as expressly provided herein.

(f) Each Warrant (whether or not exercisable) shall be cancelled and the holder thereof shall be entitled to receive from the Company or the Surviving Corporation, in consideration for such cancellation, an amount in cash equal to the Warrant Cancellation Payment therefor.
(g) After the Effective Time, all capital stock of the Company, and any options, warrants and other rights relating thereto, outstanding as of immediately prior to the Effective Time shall automatically be canceled and retired, or converted or redeemed in accordance with this Section 3.1, as applicable, and shall cease to be outstanding, and each holder of a certificate representing any such shares, options, warrants or other rights shall cease to have any rights with respect thereto, other than the right to receive the consideration provided in this Section 3.1.
SECTION 3.2 Exchange Procedures.
(a) The Company shall act as paying agent (the “Paying Agent”) in effecting the exchange of Common Stock and Warrants provided for herein. At the Closing, Buyer shall pay (or cause to be paid) (i) to each holder of Common Stock and Warrants who has duly executed and delivered to the Company or Buyer, no later than two Business Days prior to the Closing Date, a Letter of Transmittal and the Certificates in respect therefor, the Per Share Merger Consideration or the Warrant Cancellation Payment, respectively, for the shares of Common Stock or Warrants represented thereby, in accordance with the instructions included in the Letter of Transmittal, and (ii) to the Paying Agent, funds sufficient to pay the remainder of the consideration payable to the other holders of Common Stock and Warrants pursuant to Sections 3.1(d) and 3.1(f), respectively, by wire transfer of immediately available funds to the account (or accounts) specified by the Paying Agent, for disbursement to the other holders thereof.
(b) To the extent not previously provided, no later than five Business Days after the Closing Date, the Surviving Corporation shall cause to be mailed, or otherwise make available, to each holder of certificates (collectively, the “Certificates”) formerly evidencing shares of Common Stock or Warrants the form of the Letter of Transmittal. After the Effective Time, upon surrender of such Certificates to the Paying Agent, together with the completed Letter of Transmittal, duly completed and validly executed and delivered in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive from the Paying Agent, in exchange therefor, the aggregate consideration for such shares or Warrants in cash as contemplated by this Agreement, and such Certificates shall be cancelled. Until surrendered as contemplated by, and in accordance with, this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the aggregate consideration for such shares or Warrants in cash as contemplated by this Agreement, without interest thereon.
(c) In the event of a transfer of ownership of any shares or Warrants that is not registered in the transfer books of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment will have paid all transfer and other Taxes required by reason of the payment of the consideration hereunder to a Person other than the registered holder of the Certificate surrendered or will have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Notwithstanding the foregoing, if any Certificate shall be lost, stolen or destroyed, upon the making of an affidavit of that fact and an undertaking of indemnity by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the consideration deliverable in respect thereof pursuant to this Agreement.

(d) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfer in the stock transfer books of the Surviving Corporation of the shares of Common Stock and Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 3.2.
SECTION 3.3 Payments at Closing. At or promptly after the Closing or as otherwise provided in this Section 3.3, Buyer will make (or cause to be made) the following payments:
(a) to the holders of Common Stock and Warrants, and the Paying Agent, pursuant to Sections 3.2(a)(i) and (ii), respectively, the amounts specified therein, with such payment being made in the manner and at the times set forth in Section 3.2;
(b) to the Surviving Corporation for payment to the holders of Vested Options, an amount sufficient to permit payment of the consideration specified in Section 3.1(e), with such payments to the Option Holders to be made through the Operating Company’s payroll system within two Business Days of the Closing Date;
(c) on behalf of the Company, an amount in the aggregate equal to the Transaction Expenses as set forth in the Closing Certificate, which amount shall be distributed by wire transfer of immediately available funds to each Person who is owed a portion thereof;
(d) to the Surviving Corporation for payment to the Persons identified on the Closing Certificate as scheduled to receive a Transaction Bonus, an amount sufficient to permit payment of the aggregate amount of the Transaction Bonuses as set forth in the Closing Certificate, with such payment to each such Person to be made through the Operating Company’s payroll system within two Business Days of the Closing Date;
(e) on behalf of the Company, an amount in the aggregate equal to the Management Fees as set forth in the Closing Certificate, which amount, subject to the terms and conditions of the Side Letter, shall be distributed by wire transfer of immediately available funds to each Person who is owed a portion thereof;
(f) to the Agent (as defined in the Credit Facility), an amount equal to the Payoff Amount, which amount shall be distributed by wire transfer in immediately available funds in accordance with the instructions set forth in the Payoff Letter; and

(g) to each Trustee (as defined in each of the Indentures), the amount required to be deposited with such Trustee on the Closing Date to redeem the Discount Notes, the Second Lien Notes and the 20% Notes, as applicable, 30 days after the Closing Date (or with respect to the Second Lien Notes, in the event that the Company (or any of its Subsidiaries) conducts a Debt Tender Offer pursuant to Section 6.15, to the paying agent in respect of such Debt Tender Offer, the amount required to purchase any Tendered Notes); provided, however, that this Section 3.3(g) shall not apply to any of the Second Lien Notes that are not redeemed pursuant to Section 6.14(a) or that are not Tendered Notes if a supplemental indenture with respect to the Second Lien Notes has been entered into pursuant to Section 6.15(c) that removes the covenants from the Second Lien Notes Indenture that would conflict with the Debt Financing, the consummation of the Merger or the making of the payments pursuant to this Section 3.3 (or a covenant defeasance under the Second Lien Indenture has occurred) and the collateral securing the Second Lien Notes has been released.
SECTION 3.4 Withholding. Each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable Tax Law. To the extent that such amounts are so withheld or paid over to or deposited with the relevant Governmental Authority by the Company, Buyer or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made.
SECTION 3.5 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of the Common Stock that are outstanding immediately prior to the Effective Time and which are held by holders who shall not have voted in favor of adoption of this Agreement or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who have not withdrawn such demand (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the consideration set forth in Article III. Such holders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn, waived or lost their rights to appraisal of such shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration specified in Section 3.1, without any interest thereon, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such Dissenting Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL. The Company shall give Buyer (a) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Buyer, Intermediate and Merger Sub that, except as set forth on the disclosure schedules delivered by the Company to Buyer, Intermediate and Merger Sub prior to, or concurrently with, the execution of this Agreement (the “Disclosure Schedule”) (it being understood and agreed that each item in a particular section of the Disclosure Schedule applies to the corresponding section hereof and to any other section as to which its relevance is reasonably apparent on the face of such item):
SECTION 4.1 Organization, Standing and Power. Each of the Company and its Subsidiaries is (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (b) duly qualified or licensed to do business in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except, in the case of this clause (b), for any failures which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Buyer prior to the date hereof complete and correct copies of the certificate of incorporation or formation and bylaws or limited liability company agreement (or equivalent governing documents), as applicable, of the Company and each of its Subsidiaries as currently in effect.
SECTION 4.2 Authority; Approvals.
(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within its corporate powers and authority and have been duly and validly authorized by all necessary corporate action on the part of the Company, including the consent of the Harvest Funds (as defined in the Stockholders Agreement) and the Investcorp Investors (as defined in the Stockholders Agreement) to the Merger pursuant to Section 2.1(f) of the Stockholders Agreement and the receipt of a Special Board Approval (as defined in the Stockholders Agreement) with respect to the Merger pursuant to Section 4.3 of the Stockholders Agreement (other than the approval of the Merger and adoption of this Agreement by the requisite vote of the Company’s stockholders, and the filing of a Certificate of Merger pursuant to the DGCL). This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer, Intermediate and Merger Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity.
(b) The Board of Directors of the Company has unanimously determined that this Agreement is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and resolved to recommend that the Company’s stockholders adopt this Agreement, and, as of the date hereof, none of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

(c) The affirmative vote of the holders of a majority of outstanding shares of Voting Preferred Stock, Voting Class A Common Stock and Voting Class B Common Stock, voting together as a single class, is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement.
(d) No antitakeover or similar statute is applicable to the Merger, this Agreement or any of the transactions contemplated hereby.
SECTION 4.3 Capitalization; Equity Interests.
(a) The authorized capital stock of the Company consists solely of 12,123,678 shares of stock, of which (i) 3,728,038 shares are preferred stock, par value $0.01 per share, (A) 2,114,019 shares of which are designated as Voting Preferred Stock and (B) 1,614,019 shares of which are designated as Non-Voting Preferred Stock, and (ii) 8,395,640 shares are common stock, par value $0.01 per share, (A) 2,114,019 shares of which are designated as Voting Class A Common Stock, (B) 1,614,019 shares of which are designated as Non-Voting Class A Common Stock, (C) 2,583,801 shares of which are designated as Voting Class B Common Stock, and (D) 2,083,801 shares of which are designated as Non-Voting Class B Common Stock. As of the date of this Agreement, 500,000 shares of Voting Preferred Stock, 1,614,019 shares of Non-Voting Preferred Stock, zero shares of Voting Class A Common Stock, zero shares of Non-Voting Class A Common Stock, 500,000 shares of Voting Class B Common Stock and 1,221,076 shares of Non-Voting Class B Common Stock are issued and outstanding.
(b) Section 4.3(b) of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the Stockholders of record and sets forth opposite each such Stockholder the number (and class and series) of shares of Stock, Warrants and Options, as the case may be, owned by such Stockholder of record, together with the number of shares of Common Stock subject to such Options and Warrants, the exercise prices and expiration dates applicable to such Options and Warrants, the number of shares of Common Stock subject to each such Option and Warrant that is exercisable and vested as of the date hereof and the Option Plan and award agreement applicable to such Option.
(c) Section 4.3(c) of the Disclosure Schedule sets forth a complete list of all of the Company’s Subsidiaries as of the date of this Agreement, together with their respective jurisdictions of organization, authorized capital stock (to the extent applicable), outstanding equity interests and record ownership thereof. Except for its Subsidiaries, the Company does not have any Subsidiaries or own or hold any equity or other security of any other Person. No Subsidiary of the Company owns any Stock.
(d) Other than as set forth in Section 4.3(a) of this Agreement and Section 4.3(b) and Section 4.3(c) of the Disclosure Schedule, there are no issued or outstanding shares of capital stock or other equity interests of the Company or any of its Subsidiaries or obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock or other equity interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or any other interest in, the Company or any of its Subsidiaries. All outstanding shares of capital stock or other equity interests of the Company and each of its Subsidiaries were duly authorized and validly issued and are fully paid, nonassessable, free and clear of any and all Liens and subject to no preemptive rights. There are no bonds, debentures, notes or other indebtedness or securities of the Company or any of its

Subsidiaries, other than the capital stock of the Company, having the right to vote (or convertible into, exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or such Subsidiary may vote. Other than as set forth in Section 4.3(b) of the Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any such Person is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of such Person or obligating such Person to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. Other than the rights of the Preferred Stock, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company is not a party to, or otherwise subject to, any voting trust, proxy or other agreement with respect to the voting, redemption, repurchase, sale, registration, transfer or other disposition of any Stock.
(e) Section 4.3(e) of the Disclosure Schedule sets forth a true and complete list and amount of all outstanding Funded Indebtedness as of the date hereof, including the principal and accrued and unpaid interest thereon and the Contracts (as amended through the date hereof) pursuant to which such Funded Indebtedness was borrowed, issued or otherwise incurred.
SECTION 4.4 Conflicts; Consents.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of the Charter or bylaws of the Company or any or equivalent governing documents of any of its Subsidiaries, (ii) conflict with, breach or result in a default (with or without notice or lapse of time, or both) (or give rise to any right of termination, cancellation or acceleration, the loss of any right or the creation of any obligation) under, or result in the imposition of any Lien under, any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other written or oral contract, instrument or obligation (each, a “Contract”) to which any of the Company or its Subsidiaries is a party or by which any such Person or its properties or assets are bound or (iii) assuming that all consents referred to in Section 4.4(b) have been obtained, and all filings described in such Section have been made, violate any Laws applicable to the Company or any of its Subsidiaries or any such Person’s properties or assets, except in the cases of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Except for the filings, consents, approvals, notifications and registrations (i) set forth in Section 4.4(b) of the Disclosure Schedule, (ii) under the Hart-Scott-Rodino Act of 1976 (including the rules and regulations promulgated thereunder, the “HSR Act”), (iii) under the Competition Act, (iv) the filing of the Certificate of Merger as may be required under the DGCL in connection with the Merger or (v) the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no consent or approval by, or notification of or registration or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.
SECTION 4.5 SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) Since January 1, 2007, the Company and each of its Subsidiaries that is required to do so has timely filed or furnished all forms, documents, exhibits and reports required to be filed or furnished by it prior to the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act or the Exchange Act (collectively with any amendments thereto, the “SEC Filings”). Each of the SEC Filings, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, has complied as to form in all material respects with the applicable requirements of the Securities Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Exchange Act, and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC staff with respect to any of the SEC Filings.
(b) Copies of the audited consolidated balance sheets of the Company and its Subsidiaries as at January 2, 2010, January 3, 2009 and December 29, 2007, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively, the “Audited Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at July 3, 2010 (the “Balance Sheet” and the “Balance Sheet Date”), and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, together with all related notes and schedules thereto (collectively, the “Interim Financial Statements”) are included in Section 4.5(b) of the Disclosure Schedules. The Audited Financial Statements and the Interim Financial Statements (i) have been prepared based on the books and records of the Company and its Subsidiaries (except as may be indicated in the notes thereto), (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to the absence of notes and to normal and recurring year-end adjustments that would not be or reasonably be expected to be material.

(c) The Company and its Subsidiaries do not have any liabilities or obligations of a nature required to be reflected on a balance sheet (or in the notes thereto) prepared in accordance with GAAP, except for liabilities and obligations (i) reflected on or accrued or reserved against in the most recent Interim Financial Statements or reflected in the notes thereto, (ii) incurred in the ordinary course of business since the Balance Sheet Date, (iii) that are not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole or (iv) that are disclosed in Section 4.5(c) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, (x) any off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC); (y) any hedging, derivatives or similar Contract or arrangement or (z) any Contract pursuant to which the Company or any of its Subsidiaries is obligated to make any capital contribution or other investment in or loan to any Person (other than the Company or any of its wholly-owned Subsidiaries).
(d) Except as disclosed in the SEC Filings, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to the extent required by Rule 13a-15(a) under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding disclosure and to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2007, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim that the Company or its Subsidiary has engaged in improper accounting or auditing practices.
SECTION 4.6 Absence of Changes. Since the Balance Sheet Date through the date of this Agreement, the Company and its Subsidiaries have been operated in all material respects in the ordinary course consistent with past practice and there has not been:
(a) any events, changes, occurrences, effects or circumstances that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect;
(b) any payment, discharge, satisfaction or settlement of any material claim or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;
(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition, retirement or extinguishment for value of any such shares or equity interests;

(d) any issuance or sale, or any Contract entered into for the issuance or sale, of any shares of capital stock or other equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity interests of the Company or any of its Subsidiaries;
(e) any sale, lease, license, assignment, pledge, encumbrance, transfer or other disposition of any material asset of the Company or any of its Subsidiaries (excluding in all events sales of inventory to customers in the ordinary course of business consistent with past practice), or any sale, license, assignment, pledge, encumbrance, transfer or other disposition of any material Intellectual Property or any other material intangible assets of the Company or any of its Subsidiaries;
(f) any cancellation of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company or any of its Subsidiaries;
(g) any change in the accounting methods or accounting practices followed by the Company or any change in depreciation or amortization policies or rates, other than as may be necessary to conform to changes in GAAP or regulatory requirements with respect thereto;
(h) any material Tax election or any material liability incurred for Taxes other than in the ordinary course of business or any filing of an amended Tax Return;
(i) any incurrence of any capital expenditures or commitments or additions to property, plant or equipment of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business; or
(j) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (b) through (i).
SECTION 4.7 Assets and Properties.
(a) Section 4.7 of the Disclosure Schedule lists all real property and interests in real property owned (the “Owned Real Property”), or leased or subleased (the “Leased Real Property”), by the Company or any of its Subsidiaries as of the date hereof. Prior to the date hereof, the Company has made available to Buyer true and complete copies of all lease and sublease agreements applicable to the Leased Real Property (the “Leases”). Except for defects in title (or other Liens) or failures to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good, valid and marketable fee simple title to the Owned Real Property, or a valid leasehold interest in the Leased Real Property (including all rights, title, privileges and appurtenances pertaining or relating thereto). Each Lease is valid, binding and enforceable in accordance with its terms and neither the Company or any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Lease, is in breach or default under such Lease, and, to the Company’s knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such leases or subleases, in each case expect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 4.7(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted to any Person the right to use or occupy the Owned Real Property or Leased Real Property or any portion thereof. The Owned Real Property and the Leased Real Property is the only real property or interests in real property used or held for use in the operation of the business of the Company and its Subsidiaries.

(b) Each of the Company and its Subsidiaries has title to, or a leasehold interest in, as applicable, all personal property used in their respective businesses, free and clear of any and all Liens, except for defects in title or failures to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Such personal property and the structural elements of the Owned Real Property and the Leased Real Property (taken as a whole) are in good operating condition and repair, ordinary wear and tear excepted.
SECTION 4.8 Designated Contracts. Section 4.8 of the Disclosure Schedule lists, as of the date of this Agreement, each Contract of the Company and its Subsidiaries or by which any of their properties or assets are bound (other than purchase orders and standard sales contracts in the ordinary course of business that are substantially similar to forms made available to Buyer prior to the date hereof) currently in effect which by its terms (a) requires future expenditures or receipts or other performance with respect to goods or services having an annual value in excess of $1,000,000, (b) relates to any Funded Indebtedness, (c) limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person in any geographic area or provides the Company or any of its Subsidiaries with any right of exclusivity, (d) requires any capital commitment or capital expenditure, individually or in the aggregate, by the Company or its Subsidiaries of greater than $500,000, (e) relates to the acquisition or disposition of any business or assets under which the Company or any of its Subsidiaries has any future liability with respect to an “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligation, any indemnification obligation or other material outstanding obligation, (f) reflects any partnership, joint venture or similar agreement or arrangement or (g) obligates the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a minimum amount of goods or services from a single party or to sell any product or service exclusively to a single party, in any case for this clause (g), with an annual value in excess of $250,000 (the Contracts described in clauses (a) through (g), the “Designated Contracts”). True and complete copies of all Designated Contracts have previously been made available to Buyer, together with all material amendments, waivers or other changes thereto, in each case prior to the date hereof. Each Designated Contract is in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and is valid, binding and enforceable against the Company or its applicable Subsidiary and, to the knowledge of the Company, each other party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Designated Contracts is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder, in each case which breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a material default thereunder.

SECTION 4.9 Environmental Matters. Each of the Company and its Subsidiaries holds all licenses, permits, approvals, registrations, exemptions and other governmental authorizations required under all applicable Environmental Laws (collectively, “Environmental Permits”), except for such Environmental Permits the failure of which to hold would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and such Environmental Permits are in full force and effect in all material respects, no material violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or materially limit any thereof. None of the Company and its Subsidiaries has violated any applicable Environmental Laws (including with respect to any Environmental Permits, the conduct of the business and the ownership, occupation, use, maintenance or operation of any real property owned or leased by the Company or any of its Subsidiaries), except for violations which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any consent decree or other agreement with any Governmental Entity under or relating to any Environmental Law that is still outstanding or in effect, and except as set forth in Section 4.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any Order relating to compliance with, or liability relating to, any Environmental Law. There are no current or former events or conditions (including any assumption or retention, by Contract or otherwise, of any obligation or liability under or relating to any Environmental Law) relating to the Company or any of its Subsidiaries or relating to any real property or facility currently or formerly operated, owned or leased by the Company or any of its Subsidiaries, or any other location, that in any such case would reasonably be expected to have a Company Material Adverse Effect under or relating to any Environmental Law. There are no Actions under or relating to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has provided to Buyer true and complete copies of all environmental reports, assessments, audits and similar documents in the possession or control of the Company or any of its Subsidiaries, regarding any matter under the Environmental Laws that could be expected to have a Company Material Adverse Effect. This Section 4.9 shall provide the sole and exclusive representations, warranties, and statements of any kind of any of the Company to Buyer, Intermediate and Merger Sub in connection with Environmental Laws or Environmental Permits.
SECTION 4.10 Litigation. There are no Actions pending or, to the knowledge of the Company, threatened by or before any court or other Governmental Entity against the Company or any of its Subsidiaries which (a) as of the date hereof, bring into question the validity of this Agreement or (b) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order (each, an “Order”) of any nature has been issued by any court or other Governmental Entity (x) as of the date hereof, seeking or purporting to enjoin or restrain the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or (y) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of any condemnation or eminent domain proceeding affecting any owned or leased real property, and, to the knowledge of the Company, no such action or proceeding has been threatened.

SECTION 4.11 Compliance; Licenses and Permits.
(a) Each of the Company and its Subsidiaries is in compliance in all material respects with all Laws and Orders applicable to the Company and its Subsidiaries and their respective properties and assets.
(b) Neither the Company, its Subsidiaries, nor any of their respective Affiliates, executive officers or directors (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism; (B) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (C) the United States Trading with the Enemy Act of 1917; (D) the United States International Emergency Economic Powers Act of 1977 or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering; or (iv) is under investigation by any governmental authority for money laundering.
(c) Each of the Company and its Subsidiaries holds all federal, state, provincial, municipal, local and foreign governmental licenses and permits that are necessary to conduct their respective businesses as presently being conducted, except for such licenses and permits the failure to hold which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) such licenses and permits are in full force and effect, (ii) no violations are or have been recorded in respect of any thereof and (iii) no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any thereof.
SECTION 4.12 Intellectual Property. Section 4.12 of the Disclosure Schedule sets forth a true and complete list (including indicating the applicable jurisdiction and the record owner thereof) of all patents and patent applications, registered trademarks or service marks and applications to register any trademarks or service marks, registered copyrights and applications for registration of copyrights and domain names owned by the Company or any of its Subsidiaries and used in the Company’s or any of its Subsidiaries’ businesses (the “Registered IP”). All registrations and applications of material Registered IP are valid and enforceable and have not expired, been cancelled or been abandoned. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the conduct of the Company’s and its Subsidiaries’ business (including any products or services distributed, sold or offered by the Company or any of its Subsidiaries) does not infringe upon, misappropriate, or otherwise violate any Intellectual Property owned by others; (b) there is no pending or, to the knowledge of the Company, threatened claim, action or proceeding against the Company or any of its Subsidiaries contesting the validity or enforceability of any Intellectual Property owned by the Company or any of its Subsidiaries, or the right of the

Company or any of its Subsidiaries to own, sell, license, use or otherwise dispose any such Intellectual Property; (c) the Company and its Subsidiaries have used commercially reasonable efforts to protect the confidentiality of their material trade secrets; (d) to the knowledge of the Company, no third party is misappropriating, infringing, or otherwise violating any material Intellectual Property owned by the Company or any of its Subsidiaries; (e) the Intellectual Property used in the conduct of the Company’s and its Subsidiaries’ business as presently conducted, is free and clear of all Liens (other than Liens created with respect to or in connection with the Funded Indebtedness); (f) none of the material trade secrets of the Company and its Subsidiaries, the value of which is contingent upon maintenance of confidentiality, have been disclosed to any employee, representative or agent of the Company or any of its Subsidiaries or any other Person who is not legally bound by a duty of confidentiality with respect thereto; and (g) all Persons (including current and former employees and independent contractors) who have created, or contributed to, Intellectual Property for or on behalf of the Company or its Subsidiaries (excluding any such Intellectual Property that is licensed to the Company or any of its Subsidiaries pursuant to a written agreement) have assigned to the Company all of their rights therein.
SECTION 4.13 Tax Matters.
(a) Each of the Company and its Subsidiaries has timely filed (taking into account applicable extensions) all material Tax Returns required to be filed by it prior to the date hereof and paid all material Taxes due. All such Tax Returns are true, correct and complete in all material respects.
(b) The unpaid Taxes of the Company and its Subsidiaries (i) did not as of the Balance Sheet Date exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target in filing its Tax Returns.
(c) The Company and its Subsidiaries have duly and timely withheld and paid over all material Taxes required to have been withheld and paid over, including with respect to the Canadian Subsidiaries all installments on accounts of Taxes for the current year that are due and payable by it whether or not assessed by the appropriate Governmental Entity, and complied in all material respects with the rules and regulations relating to the withholding or remittance of Taxes (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any person, including any employee, officer or director and any non-Canadian resident person).
(d) There are no material audits, assessments, administrative proceedings or court proceedings relating to Taxes or Tax Returns of the Company or any Subsidiary currently pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. There are no material Liens on any assets of the Company or any Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or any of its Subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(e) Except as provided on Schedule 4.13(e) of the Disclosure Schedule, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, or any election or similar filing relating to, Taxes due, from or with respect to the Company or any of its Subsidiaries for any taxable period.
(f) Neither the Company nor any of its Subsidiaries (A) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than the group to which they are currently members and the common parent of which is the Company), or (B) has any liability for the Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
(g) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation under, any tax allocation or sharing agreement or similar Contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person, other than such an agreement solely among the Company and its Subsidiaries.
(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax law) executed on or prior to the Closing Date, (C) intercompany transactions entered into on or prior to the Closing Date or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax law) in existence in a taxable period ending on or prior to the Closing Date, (D) installment sale or open transaction disposition made on or prior to the Closing Date, or (E) prepaid amount received on or prior to the Closing Date.
(i) Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.
(j) The Company and its Subsidiaries have not engaged in any “listed transactions” within the meaning of Treasury Regulation section 1.6011-4(b)(2).
(k) No written claim has been made by a Governmental Entity in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(l) For all transactions between a Canadian Subsidiary and any non-Canadian resident person with whom the Canadian Subsidiary was not dealing at arm’s length during a taxation year commencing after 1998 and ending on or before the Closing Date, each of the parties has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

SECTION 4.14 Labor Relations; Employees.
(a) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours or work, employment standards, human rights, pay equity, privacy, workers compensation, workplace safety and insurance, labor relations and occupational safety and health, and is not engaged in any act or practice which constitutes or would reasonably be expected to constitute an unfair labor practice as defined in the National Labor Relations Act or other applicable Laws, except for failures to comply which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no material unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state, provincial or foreign agency. As of the date hereof, there is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement. As of the date hereof, there are no union organizing activities among the employees of the Company or any of its Subsidiaries. All current assessments under workers compensation or workplace safety and insurance Laws have been paid or accrued by the Company and its Subsidiaries and each of the Company and its Subsidiaries has not been and is not subject to any material special or penalty assessment under such legislation that has not been paid. Neither the Company nor any Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law within the last six months that remains unsatisfied. Neither the Company nor any Subsidiary has any direct or indirect material liability, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.
(b) Section 4.14(b) of the Disclosure Schedule contains a list, as of the date hereof, of each pension, profit-sharing, savings or other retirement, compensation, employment, individual consulting, change in control, termination, deferred compensation, stock option, stock appreciation, stock purchase, performance share or other equity-based compensation, bonus or other incentive compensation, severance or termination pay, health, disability and group insurance or benefit plan, program, agreement or arrangement, as well any other “employee benefit plan” (within the meaning of section 3(3) of ERISA), whether or not subject to ERISA, whether formal or informal, oral or written, that the Company and its Subsidiaries sponsor, maintain, or contribute to, or with respect to which the Company and its Subsidiaries have or will have any liability or contingent liability, with respect to current or former employees, directors or individual consultants of the Company and its Subsidiaries (each such plan, program, agreement or arrangement, a “Plan”).

(c) The Company has made available to Buyer or Buyer’s counsel with respect to each Plan (other than a “multiemployer plan” within the meaning of section 3(37) of ERISA (each such plan, a “Multiemployer Plan”)) (i) a true and complete copy of each Plan and all amendments thereto; (ii) the most recent IRS determination or opinion letter (if any), and the most recent Form 5500 annual report (if any), and all schedules thereto, required to be filed in connection with such Plan; (iii) all financial and accounting statements and reports for each of the last three years and all reports, statements, valuations, returns and correspondence for each of the last three years which affect premiums, contributions, refunds, deficits or reserves under any Plan (whether or not filed with a Governmental Entity); (iv) the current summary plan description and all other material written communications by the Company or its Subsidiaries to employees concerning benefits provided under a Plan; (v) for the last three years, all correspondence with any Governmental Entity regarding a Plan; (vi) the three most recent annual information returns; (vii) all trust agreements, funding agreements, insurance contracts and policies, investment management agreements, subscription and participation agreements, benefit administration contracts, and any financial administration contracts; and (viii) all legal opinions, consultants’ reports and correspondence relating to the administration or funding of any Plan or the use of funds held thereunder.
(d) Each Plan (other than a Multiemployer Plan) that is intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the IRS that remains in effect on the date hereof and, to the knowledge of the Company, no event has occurred since such favorable determination letter was issued that is reasonably likely to jeopardize the tax-qualified status of such Plan. With respect to each Plan (other than a Multiemployer Plan), all reports, returns, notices and other documentation that are required to have been filed with or furnished to any Governmental Entity, or to the participants or beneficiaries of such Plan have been filed or furnished on a timely basis. All contributions or premium payments required to have been made by the Company, any of its Subsidiaries or any ERISA Affiliate under the terms of any Plan, or in accordance with applicable Law, have been timely made or reflected on the Company’s financial statements in accordance with GAAP. None of Company, its Subsidiaries or, to the knowledge of Company, any other disqualified person or party in interest (as such terms are defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction, act or omission to act in connection with any Plan that could reasonably be expected to result in the imposition of a penalty or fine pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code. No individual who has performed services for the Company or any Subsidiary has been improperly excluded from participation in any Plan.
(e) No Plan (including, for such purpose, any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is sponsored by an ERISA Affiliate of the Company or its Subsidiaries or which was sponsored by the Company, any of its Subsidiaries or any ERISA Affiliate thereof within the preceding three years or with respect to which any of the Company, its Subsidiaries and their respective ERISA Affiliates has, or within the preceding three years, had any liability, whether contingent or otherwise) is subject to the provisions of Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA (each such Plan (other than a Multiemployer Plan), a “Title IV Plan”). No Title IV Plan has (i) incurred any “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA or any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation (the “PBGC”), or to a trustee appointed under Section 4042 of ERISA; or (ii) been terminated within the last three years. No proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any Title IV Plan. No “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any Title IV Plan that would reasonably be expected to result in any liability for the Company or any Subsidiary. All premiums due the PBGC with respect to the Title IV Plans have been paid. There has been no material change in the financial condition of any Title IV Plan since the last day of its most recent fiscal year.

(f) No Plan: (i) constitutes a Multiemployer Plan; or (ii) is maintained, sponsored or administered by an entity other than the Company or a Subsidiary. Neither the Company or any of its Subsidiaries, nor any ERISA Affiliate thereof has incurred any unsatisfied withdrawal liability under Title IV of ERISA to any Multiemployer Plan.
(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Plan (other than a Multiemployer Plan) has been established, registered, funded, invested, operated and administered in accordance with its terms and applicable Laws and will continue to be so operated until the Closing Date. All data necessary to administer each Plan (other than a Multiemployer Plan) is in the possession of the Company or its Subsidiaries or their agents and is in a form which is sufficient for the proper administration of the Plan in accordance with its terms and all Laws and such data is complete and correct. None of the Plans, or any insurance contract relating thereto, require or permit a retroactive increase in premiums or payments, or require additional premiums or payments on termination of the Plan or any insurance contract relating thereto.
(h) Other than routine claims for benefits, there are no Actions pending or, to the knowledge of the Company, threatened with respect to any Plan (other than a Multiemployer Plan).
(i) The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or subsequent events): (A) result in any material payment becoming due to any current or former employee, director or consultant of the Company or its Subsidiaries, (B) increase any benefits otherwise payable under any Plan, (C) result in the acceleration of time of payment or vesting of any such benefits, or (D) result in any “excess parachute payment” for purposes of Section 280G or 4999 of the Code.
(j) No Plan provides welfare benefits after termination of employment or service except to the extent required by applicable Law.
(k) The Company and its Subsidiaries have complied in all material respects with Section 409A of the Code with respect to any interest granted or awarded pursuant to a Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), and no Person had a legally binding right to an amount under such a nonqualified deferred compensation plan, which to the knowledge of the Company would subject such Person to the taxes imposed by Section 409A of the Code, and neither the Company nor any of its Subsidiaries has any indemnity obligations for any Taxes imposed under Section 409A of the Code.

(l) None of the Canadian Pension Plans has an Unfunded Liability. Where such an Unfunded Liability is disclosed, Section 4.14(l) of the Disclosure Schedule shall disclose the date of the most recent actuarial valuation (whether or not such actuarial valuation is filed with a Governmental Entity) which discloses the Unfunded Liability. For this purpose, “Unfunded Liability” means an unfunded liability in respect of any Canadian Pension Plan, including a going concern unfunded liability, a solvency deficiency or wind-up deficiency. No event has occurred respecting any Canadian Pension Plan which would entitle any Person (without the Consent of the Company and its Subsidiaries) to wind-up or terminate any Canadian Pension Plan, in whole or in part. Where any Canadian Pension Plan has been partially or fully wound-up or terminated, all assets, including any surplus attributable to such partial or full wind-up or termination have been fully distributed in accordance with all Laws. For purposes of this Section 4.14(l), “Canadian Pension Plans” means Plans providing pensions, superannuation benefits or retirement savings to current or former Canadian employees of the Company and its Subsidiaries.
SECTION 4.15 Transactions with Related Parties. Except as set forth in Section 4.15 of the Disclosure Schedule, there are no agreements, transactions or arrangements between the Company or any of its Subsidiaries, on the one hand, and any officer, director, Affiliate or Stockholder of the Company or any of its Subsidiaries, or any relative or spouse of any such officer, director, Affiliate or Stockholder (each, a “Related Person”), on the other hand, except for agreements, transactions and arrangements with employees of the Company and its Subsidiaries with respect to compensation for services rendered by such employees in the ordinary course of employment or as otherwise provided for pursuant to a Plan.
SECTION 4.16 Brokers. Except for Deutsche Bank Securities Inc. and Barclays Capital Inc., the fees and expenses of which will be included in Transaction Expenses, no agent, broker, investment banker, person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. Prior to the date hereof, the Company has made available to Buyer a true and correct copy of each engagement letter and similar agreement between the Company and its Subsidiaries, on the one hand, and Deutsche Bank Securities Inc. and Barclays Capital Inc. and any of their respective Affiliates, on the other hand.
SECTION 4.17 Insurance. Section 4.17 of the Disclosure Schedule contains a list of each material insurance policy (including all policies with respect to existing D&O Insurance) maintained with respect to the business of the Company and its Subsidiaries and their respective assets and, prior to the date hereof, the Company has made available to Buyer true and complete copies of each such policy. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy maintained by them; (b) neither the Company nor any of its Subsidiaries has received written notice of termination, cancellation or non-renewal of any such insurance policies from any of its insurance brokers or carriers, (c) all of such insurance policies are in full force and effect and (d) all such insurance policies provide amounts, over such periods of time and against such risks as is sufficient to comply with all Laws, Orders and Contracts applicable to the Company and its Subsidiaries and their respective properties and assets. There is no material claim by the Company or any of its Subsidiaries pending or that has been made during the three-year period immediately prior to the date hereof under any such insurance policies as to which coverage has been denied by the underwriters of such policies or bonds. All premiums due under all such insurance policies have been paid in full.

SECTION 4.18 Product Warranties; Product Liability; Recalls. There are no existing liabilities, claims or obligations arising from or alleged to arise from any actual or alleged injury to Persons, damage to property or other loss as a result of the ownership, possession or use of any product manufactured, sold, distributed, leased or delivered by the Company or its Subsidiaries, except for any such claims or obligations that have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has initiated or been the subject of any product recall since January 1, 2007.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER, INTERMEDIATE AND
MERGER SUB
Buyer, Intermediate and Merger Sub jointly and severally represent and warrant to the Company as follows:
SECTION 5.1 Organization; Power and Authority. Each of Buyer, Intermediate and Merger Sub is (a) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (b) duly qualified to do business in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except in the case of this clause (b) for any failures which would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.
SECTION 5.2 Authority; Approvals. The execution, delivery and performance of this Agreement by each of Buyer, Intermediate and Merger Sub and the consummation of the transactions contemplated hereby are within their respective corporate powers and have been duly and validly authorized by all necessary corporate action on the part of each of Buyer, Intermediate and Merger Sub (other than the approval of the Merger and adoption of this Agreement by Intermediate, as the sole shareholder of Merger Sub, which approval shall occur immediately following the execution and delivery of this Agreement, and the filing of a Certificate of Merger pursuant to the DGCL). This Agreement has been duly executed and delivered by each of Buyer, Intermediate and Merger Sub, and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of each of Buyer, Intermediate and Merger Sub, enforceable against each of Buyer, Intermediate and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity.

SECTION 5.3 Conflicts; Consents.
(a) The execution, delivery and performance by each of Buyer, Intermediate and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of the certificates of incorporation, bylaws or other constitutive documents of Buyer, Intermediate or Merger Sub, (ii) conflict with, breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which any of Buyer, Intermediate or Merger Sub is a party, or by which any such Person or its properties or assets are bound or (iii) assuming that all consents referred to in Section 5.3(b) have been obtained, and all filings described in such Section have been made, violate any Laws applicable to Buyer, Intermediate or Merger Sub or any such Person’s properties or assets, except, in the cases of clauses (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.
(b) Except for the filings, consents, approvals, notifications and registrations (i) under the HSR Act, (ii) under the Competition Act, (iii) the filing of the Certificate of Merger as may be required under the DGCL in connection with the Merger and (iv) the failure of which to be obtained which would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, no consent or approval by, or notification of or registration or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by Buyer, Intermediate or Merger Sub of this Agreement or the consummation of the transactions contemplated hereby.
SECTION 5.4 Investment Representation. Buyer is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of its ownership of the Shares, and further acknowledges that the Shares have not been registered under the federal securities laws or under any state or foreign securities laws, and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transaction is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration thereunder.
SECTION 5.5 Brokers. No agent, broker, investment banker, person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the Merger or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer, Intermediate or Merger Sub, in each case for which a Stockholder or any of their Affiliates (other than the Surviving Corporation and its Subsidiaries) would be responsible.
SECTION 5.6 Litigation. As of the date hereof, there are no Actions pending or, to the knowledge of Buyer, Intermediate or Merger Sub, threatened in writing by or before any court or other Governmental Entity against Buyer, Intermediate or Merger Sub which bring into question the validity of this Agreement or would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As of the date hereof, no Order of any nature has been issued by any court or other Governmental Entity seeking or purporting to enjoin or restrain the execution, delivery and performance by Buyer, Intermediate or Merger Sub of this Agreement or the consummation by Buyer, Intermediate or Merger Sub of the transactions contemplated hereby.

SECTION 5.7 Financing. Buyer has delivered to the Company true, complete and correct copies of: (i) the executed commitment letter, dated as of September 8, 2010 between Buyer, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., UBS Securities LLC and UBS Loan Finance LLC, related term sheets and any “market flex” provisions applicable to such commitments (the “Debt Financing Commitment”), pursuant to which, upon the terms and subject solely to the conditions set forth therein, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., UBS Securities LLC and UBS Loan Finance LLC have agreed to lend the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”); and (ii) the executed equity commitment letter, dated as of September 8, 2010 among Buyer and the Guarantors (the “Equity Financing Commitment” and together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Guarantors have committed to invest the cash amount set forth in its Equity Financing Commitment (the “Equity Financing” and together with the Debt Financing, the “Financing”). None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date hereof, the respective commitments contained in the Financing Commitments have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no other agreements, side letters or arrangements to which Buyer, Intermediate or Merger Sub is a party relating to any of the Financing Commitments that could adversely affect the availability or the amount of the gross proceeds of the Financing. As of the date hereof, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligations of each of Buyer (with respect to the Equity Financing Commitment), Buyer (with respect to the Debt Financing Commitment) and, to the knowledge of Buyer, the other parties thereto. Other than as expressly set forth in the Financing Commitments, there are no conditions precedent related to the funding of the full net proceeds of the Financing (including any “market flex” provisions) under any agreement relating to the Financing to which Buyer or any of its Affiliates is a party that would, or would reasonably be expected to, (a) impair the validity of the Financing Commitments, (b) reduce the aggregate amount of the Financing or (c) materially delay or prevent the Closing. Assuming performance by the Company of its obligations under this Agreement and the accuracy of the representations and warranties of the Company set forth in this Agreement, upon receipt of the proceeds contemplated by the Financing Commitments, together with the available cash and cash equivalents of the Company and its Subsidiaries, Buyer, Intermediate and Merger Sub will have access at the Effective Time to sufficient cash funds to pay all amounts contemplated by this Agreement to be paid by them, to redeem or refinance any Funded Indebtedness that is to be redeemed or refinanced at Closing, and to perform their respective obligations hereunder. As of the date hereof, no event has occurred which would constitute a breach or default (or with notice or lapse of time or both would constitute a default) by Buyer under the Financing Commitments, or, to the knowledge of Buyer, the other parties to the Financing Commitments. Buyer has fully paid or caused to be fully paid all commitment fees or other fees required to be paid on or prior to the date hereof pursuant to the Financing Commitments.

SECTION 5.8 Limited Guarantees. Concurrently with the execution of this Agreement, Buyer has delivered to the Company true and complete fully executed copies of the Limited Guarantees. As of the date hereof, each Limited Guarantee is in full force and effect.
SECTION 5.9 Ownership of Shares. None of Buyer, Intermediate, Merger Sub or any of their “affiliates” or “associates” is or has been, within three years of the date hereof, an “interested stockholder” of the Company, as those terms are defined in section 203 of the DGCL.
SECTION 5.10 Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. All of the outstanding shares of capital stock of Merger Sub is, and as of the Effective Time will be, owned directly by Intermediate, free and clear of all Liens.
SECTION 5.11 Solvency. Assuming the accuracy of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representatives and warranties shall be true and correct in all material respects) and the performance by the Company of its obligations under this Agreement, immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Corporation and its Subsidiaries, taken as a whole, will (i) be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts and (ii) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred by the Buyer or the Merger Sub in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company and/or its Subsidiaries.
ARTICLE VI
CERTAIN COVENANTS
SECTION 6.1 Conduct of Business.
(a) From the date of this Agreement until the Effective Time, except as set forth on Section 6.1 of the Disclosure Schedule, as required by applicable Law or as required by this Agreement or otherwise consented to by Buyer in writing (such consent not to be unreasonably withhold, conditioned or delayed), the Company shall operate its business, and shall cause its Subsidiaries to operate their respective businesses, only in the ordinary course of business consistent with past practice, and the Company shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable efforts to preserve substantially intact the present organization of the Company and its Subsidiaries and to keep available the services of the present officers and key employees of the Company and its Subsidiaries.

(b) Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as set forth on Section 6.1 of the Disclosure Schedule, as required by this Agreement or as required by applicable Law, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), directly or indirectly:
(i) amend or otherwise change its organizational documents, or split, reclassify or amend any terms of any shares or series of capital stock or other equity interests;
(ii) incur, guaranty, modify, renew, syndicate, refinance or assume or otherwise become responsible for, or enter into a new Contract with respect to, any (A) obligation or liability, other than obligations under customer contracts, current obligations and other liabilities incurred in the ordinary course of business consistent with past practice or (B) Funded Indebtedness, other than any draw-downs under the Credit Facility in the ordinary course of business consistent with past practice;
(iii) cancel, pay, discharge, satisfy or settle any material claim or obligation, except in the ordinary course of business consistent with past practice;
(iv) declare, set aside or pay any dividend or other distribution with respect to, or repurchase, redeem or otherwise acquire, retire or extinguish for value, any shares of capital stock or other equity interests or securities convertible or exchangeable into or exercisable for shares of capital stock or equity interests of the Company or any of its Subsidiaries;
(v) issue or sell, or enter into any Contract for the issuance or sale, of any shares of capital stock or other equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock or equity interests of the Company or any of its Subsidiaries (other than the issuance of shares of Stock upon the exercise of Options or Warrants that are outstanding as of the date hereof or the conversion of Preferred Stock that is outstanding as of the date hereof, in each case, in accordance with the terms thereof);
(vi) make any acquisition or acquisitions of assets, businesses, product lines, business units, business operations, stock or other properties from any other Person, other than the purchase of inventory, supplies and equipment in the ordinary course of business consistent with past practice;
(vii) sell, lease, license, assign, transfer or otherwise dispose of any asset of the Company or any of its Subsidiaries for consideration, or with a value, in excess of $500,000 in the aggregate (excluding in all events sales of inventory to customers in the ordinary course of business consistent with past practice), or sell, license, assign, transfer or otherwise dispose of any material Intellectual Property or any other material intangible assets of the Company or any of its Subsidiaries;
(viii) create or permit any Lien on any property of the Company or any of its Subsidiaries;
(ix) incur any capital expenditures or commitments or additions to property, plant or equipment of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business in amounts that do not exceed the Company’s capital expenditure budget that has been made available to Buyer prior to the date hereof;

(x) except in each case for regular annual increases of cash compensation for non-officer employees that are in the ordinary course of business consistent with past practice or as required as of the date of this Agreement pursuant to any Plan, (A) increase the compensation of any officer, director or individual consultant of the Company or any of its Subsidiaries (including any increase pursuant to any written bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), (B) grant any bonus, equity or equity-based compensation, or severance to any officer, stockholder, director, individual consultant or agent of the Company or any of its Subsidiaries, (C) increase the coverage or benefits available under any Plan or otherwise modify or amend or terminate any such Plan or any collective bargaining agreement, (D) enter into or establish (1) any collective bargaining assessment or (2) any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) pursuant to which the Company or any of its Subsidiaries is a party or involving any officer, director or individual consultant of the Company or any of its Subsidiaries or any plan or agreement that would be a Plan if it were in existence as of the date of this Agreement, or (E) hire or terminate any officer of the Company or any of its Subsidiaries; provided, however, notwithstanding anything herein to the contrary, nothing shall prohibit the Company from (x) terminating and replacing, or entering into, agreements with any employee of the Company or its Subsidiaries who would reasonably be expected to be a “disqualified individual” (as defined in section 280G(e) of the Code) solely in order to exempt any payments thereunder from such section of the Code, including to ensure that any payments thereunder would not be deemed a “parachute payment” and (y) increasing the exercise price of any Option to the fair market value of the underlying Common Stock as of the date such Option was granted (provided that each such increase complies with the terms of the applicable Option Plan and the procedures set forth in IRS Notice 2008-113);
(xi) change the accounting methods or accounting practices followed by the Company or any material change in depreciation or amortization policies or rates, except, in each such case, as may be required to conform to changes in GAAP or regulatory requirements with respect thereto;
(xii) make any material Tax election or incur any material liability for Taxes, file any amended Tax Return, adopt or change any material accounting method with respect to Taxes, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;
(xiii) make any loan, advance or capital contribution to or investment in any Person (other than (A) loans, advances or capital contributions to or investments in a wholly-owned Subsidiary of the Company and (B) routine advances to employees for business expenses in the ordinary course of business in an amount not exceeding $10,000 to any individual employee or $75,000 in the aggregate);

(xiv) initiate, compromise or settle any Action other than (A) in connection with the enforcement of the Company’s rights under this Agreement, (B) settlements that are less than $250,000 individually and $500,000 in the aggregate and that do not provide for any material non-monetary benefits to the other party thereto (other than a customary release of claims), and (C) for the collection of bills and the protection of Intellectual Property rights in the ordinary course of business;
(xv) enter into any merger or consolidation with any corporation or other entity, acquire the securities or any division, business or all or substantially all of the assets of any other Person, or enter into any partnership, joint venture or similar agreement or arrangement with any other Person;
(xvi) enter into any new, or discontinue any existing, line of business material to the Company or its Subsidiaries, taken as a whole;
(xvii) (A) enter into or amend any Contract, transaction or arrangement with any Related Person (other than as described in the exceptions to Section 4.15 or otherwise expressly contemplated by this Agreement), (B) enter into any Contract that limits (or amend any Contract to limit) the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person in any geographic area or (C) enter into any Contract that requires (or amend any Contract to require) (x) any consent, payment or other obligation as a result of the transactions contemplated by this Agreement or (y) the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a minimum amount of goods or services from a single party; or
(xviii) take or agree in writing or otherwise take any of the actions described in (i) through (xvii) above or any other action which would reasonably be expected to prevent or materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.
SECTION 6.2 Conduct of Business of the Company, Buyer, Intermediate and Merger Sub Pending the Merger. Each of the Company, Buyer, Intermediate and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not, directly or indirectly, take any action that would reasonably be expected to cause its representations and warranties set forth in Article IV or Article V, as applicable, to be untrue in any material respect.

SECTION 6.3 Access and Information; Confidentiality.
(a) Subject to the terms of the Confidentiality Agreement, from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article VIII, the Company shall allow Buyer and its authorized representatives (including legal counsel, accountants, consultants and Financing Sources) to make such reasonable investigation of the business, operations and properties of the Company and its Subsidiaries as reasonably necessary in connection with the transactions contemplated by this Agreement. Such investigation shall include reasonable access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Company and the properties and books and records of the Company and its Subsidiaries. The Company shall furnish Buyer and such representatives with such financial, operating and other data and information and copies of documents with respect to the Company and its Subsidiaries or any of the transactions contemplated by this Agreement as Buyer shall from time to time reasonably request. All access and investigation pursuant to this Section 6.3 shall be coordinated through the Company’s General Counsel, shall occur only upon reasonable notice and during normal business hours and shall be conducted at Buyer’s expense and in such a manner as not to interfere with the normal operations of the business of the Company and its Subsidiaries. Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information to the extent such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law.
(b) The parties hereto will hold any information which is obtained in connection herewith in accordance with the terms of the Confidentiality Agreement and, in the event this Agreement is terminated for any reason, the parties hereto shall promptly return or destroy such information in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.
SECTION 6.4 Stockholder Approvals and Actions.
(a) Prior to the delivery of the Stockholder Consent to Buyer (but, in any event, no later than the date hereof), each Affiliate of Harvest Partners and Investcorp that is a Stockholder shall (i) enter into a mutual written consent initiating a Drag Along Event (as defined in the Stockholders Agreement) in accordance with the terms of Section 2.4 of the Stockholders Agreement and (ii) request that each Other Drag Stockholder (as defined in the Stockholders Agreement) agree to vote all of his, her or its Shares in favor of approving and adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL. On the date hereof, each Affiliate of Harvest Partners that is a Stockholder shall execute the Stockholder Consent on behalf of the Other Drag Stockholders pursuant to the proxy granted to affiliates of Harvest Partners in Section 2.4(b) of the Stockholders Agreement.
(b) The Company shall, promptly after the execution and delivery hereof and on the date hereof, (i) take all action necessary in accordance with the DGCL to obtain the Stockholder Consent from its stockholders approving and adopting this Agreement and the transactions contemplated hereby, and (ii) deliver the Stockholder Consent to Buyer.
(c) Investcorp and the Company shall take, or shall cause their Affiliates to take, all necessary actions, including delivering, prior to the Closing, any written conversion notices required by the Charter (which conversion notices shall be in the form attached to the Side Letter (the “Conversion Notice”)), to convert all outstanding shares of Preferred Stock into Common Stock, with such conversion to be effective immediately prior to the Effective Time (it being understood that in the absence of the Closing occurring, the conversion will not be effective).

(d) If required to avoid the imposition of Taxes under Section 4999 of the Code with respect to any payment or benefit in connection with the transactions contemplated by this Agreement, the Company shall, reasonably in advance of the Closing Date, deliver to its stockholders a disclosure statement which satisfies the Company’s disclosure obligations under Section 280G(b)(5)(B) of the Code and the regulations thereunder, and which solicits and recommends that its stockholders vote in favor of the transactions disclosed therein through a vote meeting the requirements of Section 280G(b)(5)(B) of the Code and the regulations thereunder. The Company shall provide Buyer and its representatives with a copy of such disclosure statement within a reasonable time prior to delivery to the Company’s stockholders and shall consider in good faith any comments made by Buyer or its representatives regarding the content of such disclosure statement.
(e) Intermediate shall, immediately after the execution and delivery hereof and on the date hereof, in its capacity as the sole stockholder of Merger Sub, approve and adopt this Agreement and the transactions contemplated hereby, and deliver such consent to the Company.
SECTION 6.5 Efforts; Further Assurances.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article VII are satisfied. In furtherance and not in limitation of the foregoing, each party hereto shall promptly (but in no event later than 5 Business Days after the date hereof) make an appropriate filing of a Notification and Report form pursuant to the HSR Act and Buyer shall promptly (but in no event later than 5 Business Days after the date hereof) request the issuance of an advance ruling certificate under section 102 of the Competition Act or other actions by the Commissioner constituting Competition Act Approval with respect to the transactions contemplated hereby as promptly as practicable, supply as promptly as reasonably practicable any additional information and materials that may be requested pursuant to the HSR Act and the Competition Act, and take all other actions necessary, proper or advisable to cause the expiration of the applicable waiting period under the HSR Act and to obtain Competition Act Approval as soon as practicable. If Competition Act Approval is not obtained within 21 days from the date Buyer submits a request for an advance ruling certificate or other actions by the Commissioner constituting Competition Act Approval, then the parties agree to submit the Competition Act Notification to the Commissioner within five Business Days. In addition, the Company shall use its reasonable best efforts to obtain or file (as applicable), prior to the Closing, all approvals, authorizations, agreements, consents, submissions, certifications or orders that are required, in the reasonable judgment of the Company and Buyer, under the applicable provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (and including N.J.S.A. 58:10B-1 et seq.) (“ISRA”) to be obtained or filed by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company promptly after the date hereof (and in no event later than 5 calendar days after the date hereof) shall cause the submission to the NJDEP of a duly executed and completed General Information Notice (or “GIN”, as such term is described under ISRA), with respect to the transactions contemplated by this Agreement. Thereafter, the Company will either, at the direction of Buyer, acting reasonably (taking into account of the anticipated timing of the Closing) and after consultation with the Company, (A) promptly cause the submission to the NJDEP of a duly executed and completed “Remediation Certification” (as such term is described under ISRA) and accompanied by a self guarantee satisfying the requirements set forth in N.J.A.C. 7:26C-5.8 with respect to the facility of the Company and its Subsidiaries located at 11 Cragwood Road in Woodbridge, New Jersey (the “Woodbridge Property”), or (B) as soon as reasonably practicable, shall seek from the NJDEP a “Remediation in Progress Waiver” (as such term is described under ISRA) with respect to the Woodbridge Property, in the case of each of the foregoing submissions to the NJDEP, in form and substance reasonably satisfactory to, Buyer. Also, without limiting the generality of the foregoing, and subject to Section 6.3(b), the Company, on the one hand, and Buyer, Intermediate and Merger Sub, on the other hand, shall each (i) furnish to the other, or the other’s legal counsel, such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing, (ii) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case, regarding the transactions contemplated hereby and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of meeting with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person and, to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.
(b) In furtherance and not in limitation of the covenants of the parties contained in Section 6.5(a), if any objections are asserted with respect to the transactions contemplated hereby under any applicable antitrust or competition Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Entity pursuant to any applicable antitrust or competition Law or any private party challenging that any of the transactions contemplated hereby violates any applicable antitrust or competition Law, each of Buyer, Intermediate, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall require Buyer, Intermediate, Merger Sub or any of their Affiliates to, and, except with the prior written consent of Buyer, the Company shall not take any action to, and shall not allow any of its Subsidiaries to, consent, proffer, agree or commit to (i) divest or hold separate any business, operations, product lines or assets of Buyer, the Company or any of their respective Affiliates, (ii) not compete in any geographic area or line of business, and/or (iii) restrict the manner in which, or whether, Buyer, the Company or any of their respective Affiliates may carry on business in any part of the world.
(c) In connection with the matters contemplated by this Agreement, the Company will use commercially reasonable efforts prior to the Closing Date to give all required notices to third parties and to obtain all third party consents as Buyer may reasonably request; provided that the Company shall not make, nor shall commercially reasonable efforts be deemed to require the Company to make, any payment to any such third party (other than to the extent reimbursed by Buyer) or amend any Contract with any such third party or be required to undertake extraordinary or unreasonable measures to facilitate such consent); provided, further, that in no event shall the Company take any of the actions described in the immediately foregoing proviso without Buyer’s prior written consent. Buyer shall cooperate and use its commercially reasonable efforts to assist the Company in obtaining such consents; provided that Buyer shall not be required to undertake extraordinary or unreasonable measures and Buyer shall have no obligation to make any payments or agree to any amendments to any Contract as part of such cooperation and assistance.

SECTION 6.6 Public Announcements. Prior to the Closing, the parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law, will not issue any such press release or make any such public statement without the prior approval of the other parties hereto.
SECTION 6.7 Indemnification of Directors and Officers.
(a) Buyer shall cause the Surviving Corporation to, and the Surviving Corporation will, from and after the Effective Time, indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries (the “Indemnified Parties”) in respect of any costs or expenses (including attorneys’ fees and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries at or prior to the Effective Time (including this Agreement and the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, subject to any limitation imposed from time to time under applicable Law. The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are set forth in the Company’s organizational documents currently in effect, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.
(b) Prior to the Effective Time, Buyer shall cause the Surviving Corporation as of the Effective Time to obtain and fully pay for, at no expense to the beneficiaries, “tail” insurance policies with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit ratings as the Company’s current insurance carrier with respect to officers’ and directors’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby), and Buyer shall cause the Surviving Corporation to maintain such D&O Insurance in full force and effect for their full terms. If the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, continue to maintain in effect, at no expense to the beneficiaries, for a period of at least six years from and after the Effective Time for the persons who are covered by the Company’s D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, purchase the best available D&O Insurance for such six-year period from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the Company’s existing D&O Insurance with terms, conditions, retentions and with levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement. Notwithstanding the foregoing, in no event shall Buyer or the Surviving Corporation be required to expend for such policies an annual premium amount, or, with respect to any such “tail” insurance policies, aggregate premiums, in each case, in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided that if the annual premiums of such coverage, or the aggregate premiums with respect to any such “tail” insurance policies, exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or a majority of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all obligations set forth in this Section 6.7.
(d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, shall be binding on all successors and assigns of Buyer and the Surviving Corporation and shall not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heir and legal representatives) without the consent of the affected Indemnified Parties.
SECTION 6.8 Expenses. Except as otherwise provided herein, each party hereto shall bear its own fees, costs and expenses incurred in the pursuit of the transactions contemplated by this Agreement, including the fees and expenses of its respective counsel, financial advisors and accountants (it being understood that the Company and its Subsidiaries shall be responsible for the Transaction Expenses); provided, however, Buyer shall pay all filing fees relating to any filing made pursuant to the HSR Act and the Competition Act and any fees and expenses relating to the repayment, redemption or other retirement (including by way of tender offer) of the Notes and the repayment and termination of the Credit Facility.

SECTION 6.9 Continuity of Employees and Employee Benefits. For a period of one year following the Closing, Buyer and the Surviving Corporation shall provide each employee of the Surviving Corporation who was an employee of the Company and its Subsidiaries immediately prior to the Closing, who continues to be employed by the Surviving Corporation and its Subsidiaries following the Closing and who is not subject to a collective bargaining agreement (each a “Company Employee”) with an annual rate of base salary or hourly wage, as applicable, annual cash incentive opportunity and coverage and benefits pursuant to defined contribution retirement and welfare benefit plans, vacation plans and severance arrangements that are not materially less favorable in the aggregate than such compensation and benefits provided to such Company Employee immediately prior to the Closing. Buyer and the Surviving Corporation will continue in effect the collective bargaining agreements covering certain employees of the Company and its Subsidiaries immediately prior to the Closing in accordance with applicable Law. Where applicable, each such Company Employee shall receive full credit for service with the Company and its Affiliates (including predecessor companies) for purposes of determining eligibility to participate, vesting and accrual under each defined contribution retirement plan, each welfare benefit plan, each vacation plan and each severance arrangement to be provided by Buyer or the Surviving Corporation to such Company Employee to the same extent such service was recognized under the applicable plan or arrangement immediately prior to the Closing except where such crediting would result in duplicate benefits. In the event of any change in the welfare benefits provided to any Company Employee under any plan, Buyer shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Employees and their covered dependents under such plan (except to the extent that such conditions, exclusions or waiting period would apply under the Plans absent any change in such welfare coverage plan) and (ii) provide each Company Employee and his or her covered dependents with credit for any co-payments and deductibles paid prior to any such change in coverage in satisfying any applicable deductible or out-of-pocket requirements under such new or changes plan. Nothing contained in this Section 6.9 is intended to be or shall be considered to be an amendment of any plan, program, agreement, arrangement or policy of the Company, any of its Subsidiaries or the Surviving Corporation nor shall it interfere with the Surviving Corporation’s, Company’s or any of its Subsidiaries’ right to amend, modify or terminate any Plan or to terminate the employment of any Company Employee for any reason. This Section 6.9 shall inure exclusively to the benefit of, and be binding solely upon, the parties to this Agreement and their respective successors, permitted assigns, executors and legal representatives. Nothing in this Section 6.9, expressed or implied, shall be construed to create any third-party beneficiary rights in any Person, including any Company Employees, former employees, service providers, any participant or any beneficiary thereof in any Employee Benefit Plan or any other plan of Buyer or the Surviving Corporation or any such Person’s alternate payees, dependents or beneficiaries, whether in respect of continued employment or resumed employment, compensation, employee benefits or otherwise.
SECTION 6.10 Tax Matters.
(a) Notwithstanding anything herein to the contrary, the Surviving Corporation shall be liable for all Transfer Taxes imposed on the Company or any of its Subsidiaries arising as a result of the transactions contemplated by this Agreement. “Transfer Taxes” means all sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar Taxes, together with any interest thereon, penalties, fines, costs, fees or additions to tax. The parties will cooperate with each other in timely making all filings, returns and forms as may be required in connection with the payment of any Transfer Taxes.
(b) The Company shall deliver to Buyer at or prior to Closing a certificate pursuant to Treasury Regulations section 1.1445-2(c)(3) stating that the Shares are not a U.S. real property interest as defined in section 897(c) of the Code.

SECTION 6.11 No Solicitation. The Company shall not, nor shall it authorize or permit or allow any of its Subsidiaries or any of its or its Subsidiaries’ respective directors, officers or employees to, and shall direct and cause its investment advisors, legal counsel and other representatives retained by it and its Subsidiaries not to, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any Acquisition Proposal or (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information regarding the Company or any of its Subsidiaries or, or otherwise cooperate in any way with, any Acquisition Proposal. For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer from any Person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 5% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or any equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning any of the equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company, in each case other than the transactions as contemplated by this Agreement.
SECTION 6.12 Termination of Affiliate Arrangements. The Company shall take all actions necessary to cause the Harvest Management Agreement, the Stockholders Agreement and any other agreements between the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any of its Affiliates or other Related Persons, on the other hand, to be terminated as of the Effective Time with no further liability to the Company or any of its Subsidiaries, and all obligations and liabilities thereunder to have been satisfied in full by the Company on or prior to the Closing Date; provided, however, that the indemnification obligations contained in the Harvest Management Agreement shall continue in effect in accordance with their terms.
SECTION 6.13 Financing.
(a) Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitments (provided that Buyer, Intermediate and Merger Sub may (x) modify the terms (but not the conditions) of the Debt Financing Commitments so long as such modifications would not adversely impact the ability of Buyer, Intermediate or Merger Sub to timely consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby and (y) amend the Debt Financing Commitments to add lenders, arrangers, bookrunners, agents, managers or similar entities which had not executed the Debt Financing Commitments as of the date hereof, or replace one or more of the Debt Financing Commitments after the date of this Agreement but prior to the Closing with new debt financing commitments (the “New Financing Commitments”) (and in such event, the term “Debt Financing Commitments” and “Debt Financing” as used herein shall be deemed to include the Debt Financing Commitments and related Debt Financing that are not so superseded at the time in question and the New Financing Commitments and the related Debt Financing to the extent then in effect and the obligations under this Section 6.13 shall apply equally to any such New Financing Commitments)), including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitments, (ii) negotiate definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Financing Commitments or on other terms reasonably acceptable to Buyer, Intermediate and Merger Sub and (iii) satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions to obtaining Debt Financing at the Closing in such Debt Financing Commitments applicable to Buyer, Intermediate and Merger Sub and within their control. In the event that all conditions to the Debt Financing Commitments (other than the availability or funding of any of the Equity Financing) have been satisfied, Buyer shall use its reasonable best efforts to cause the lenders and the other Persons providing such Debt Financing to fund the Debt Financing required to consummate the Merger on the Closing Date. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, Buyer shall use its reasonable best efforts to arrange to obtain one or more New Financing Commitments on terms no less favorable to Buyer, Intermediate and Merger Sub than those set forth in the Debt Financing Commitments as in effect prior to such New Financing Commitments as promptly as practicable following the occurrence of such event. Except in connection with entering into any New Financing Commitments, neither Buyer nor Merger Sub will release or consent to the termination of the obligations of the parties to the Financing Commitments without the prior written consent of the Company. Buyer shall give the Company prompt notice of any material breach (or any other breach that could adversely affect the timely availability of the Financing) by any party to the Financing Commitments of which Buyer, Intermediate or Merger Sub becomes aware, or any termination of the Financing Commitments. At the request of the Company from time to time, Buyer shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing.
(b) The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their officers, directors, employees, accountants, consultants, legal counsel, advisors and other agents and representatives to, provide to Buyer, Intermediate and Merger Sub all cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Buyer, Intermediate or Merger Sub, including (i) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and prospective lenders/investors; (ii) assisting with the preparation of materials for customary rating agency presentations, offering documents, private placement memoranda, bank information memoranda (including the delivery of one or more customary representation letters and authorization letters), prospectuses and similar documents necessary in connection with the Debt Financing, (iii) furnishing Buyer, Intermediate, Merger Sub and the Financing Sources as promptly as practicable with (x) financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested in writing by Buyer of the type and form as would be customarily included in offering documents used in private placements of non-convertible debt securities under Rule 144A of the Securities Act (including financial statements, pro forma financial information and other data and information of the type required by Regulation S-X and Regulation S-K under the Securities Act, as well as Adjusted EBITDA information and other financial data of the type and form customarily included in such offering documents) and all other data that would be necessary for an underwriter or initial purchaser of an offering of any such securities to receive customary “comfort” (including negative assurance comfort) from independent auditors in connection with such an offering and

(y) drafts of customary comfort letters by independent auditors of the Company which such auditors are prepared to issue upon completion of customary procedures (information and data required to be delivered pursuant to this clause (iii) being referred to as the “Required Financial Information”); (iv) providing Buyer, Intermediate, Merger Sub and their financing sources with any supplements to the Required Financial Information reasonably requested by Buyer during the Marketing Period; (v) providing Buyer with the information required to be delivered under paragraphs 5 and 6 of Exhibit D of the Debt Financing Commitment (or any substantially identical requirements in any New Financing Commitments); (vi) executing and delivering, subject to the Effective Time, any borrowing base certificate requested by Buyer pursuant to paragraph 13 of Exhibit D of the Debt Financing Commitment and a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters in substantially the form of Annex I of Exhibit D of the Debt Financing Commitment; (vii) using reasonable best efforts to obtain customary accountants’ comfort letters and consents, factual support for legal opinions, surveys and title insurance as reasonably requested by Buyer; (viii) taking all actions reasonably necessary to (A) permit (subject to the confidentiality obligations set forth below) the prospective lenders and investors involved in the Debt Financing to evaluate the Company’s inventory, current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including conducting the commercial finance examination and inventory, equipment and real property appraisals contemplated by the Debt Financing Commitment within the time frame described therein), (B) establish bank and other accounts and blocked account and control agreements in connection with the foregoing and (C) reasonably facilitate the pledging of collateral; (ix) at least five days prior to the Closing Date, providing all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Buyer at least ten days prior to the Closing Date which is in connection with the Debt Financing relates to applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act; and (x) reasonably assisting the Buyer to cause the Surviving Corporation to take all corporate actions, and causing its Subsidiaries to take all corporate actions, in each case subject to the Effective Time (it being understood that the Company shall not be required to execute or obtain board authorization to execute any Contracts prior to the Closing Date), in each case as reasonably requested by Buyer to permit the consummation of the Debt Financing and the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high yield debt financing, by the Surviving Corporation or one of its Subsidiaries immediately following the Effective Time and to permit the proceeds thereof to be made available to the Surviving Corporation and/or its Subsidiaries as applicable, including entering into, or causing one of its Subsidiaries to enter into, on and as of the Closing Date and subject to the Effective Time, one or more credit agreements, indentures, security agreements, pledge agreements, guarantees and/or other instruments on terms satisfactory to Buyer in connection with the Debt Financing to be effective immediately after the Effective Time to the extent direct borrowings or debt incurrence by the Surviving Corporation or one of its Subsidiaries is contemplated in the Debt Financing Commitments; provided, however, that nothing herein shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its Subsidiaries or require the Company to pay or agree to pay any fees, reimburse any expenses or give any indemnities prior to the Closing for which Buyer does not promptly reimburse or indemnify it, as the case may be, under this Agreement. Buyer shall promptly, upon written request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with such cooperation at the request of Buyer and indemnify and hold harmless the Company for any loss suffered or incurred by the Company or any of its Subsidiaries arising therefrom (other than arising from information provided by the Company or its Subsidiaries), and the foregoing obligations shall survive termination of this Agreement. The Company hereby consents to the use of its and its Subsidiary’s logos in connection with the Debt Financing contemplated by the Debt Financing Commitment; provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries. All non-public or other confidential information provided by the Company pursuant to this Section 6.13(b) shall be kept confidential in accordance with the Confidentiality Agreement, except that Buyer shall be permitted to disclose such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing subject to the potential sources of capital, prospective lenders and investors entering into customary confidentiality undertakings with respect to such information, with the Company being a beneficiary of such confidentiality undertakings. Notwithstanding the foregoing, the Company will make such timely public disclosures (in compliance with Regulation FD or otherwise) of information provided pursuant to this Section 6.13(b) as may be reasonably requested by the Buyer in connection with the disclosures to be included in any offering document relating to any of the Debt Financing. For the avoidance of doubt, it is understood and agreed that any failure of the Company to perform its obligations under Section 6.13(b)(vi) shall be deemed to be a material breach of this Section 6.13(b) and a failure of the Company to perform and comply in all material respects with all agreements contained in this Agreement that are required to be performed or complied with by it at or prior to the Effective Time.
SECTION 6.14 Treatment of Funded Indebtedness.
(a) Except to the extent otherwise requested by Buyer in writing with respect to the Second Lien Notes pursuant to Section 6.15 below, the Company shall (i) prepare notices of redemption for all of the outstanding Discount Notes, Second Lien Notes and 20% Notes (collectively, the “Notes”) pursuant to Section 3.03 of each of the Discount Notes Indenture, Second Lien Notes Indenture and 20% Notes Indentures (collectively, the “Indentures”), respectively, (ii) use its reasonable best efforts to cause each Trustee (as defined in each of the Indentures) to agree to proceed with the redemption of the Notes, as applicable, on notice of 30 days before the redemption date and provide such notice and take any such action as is reasonably necessary to cause each Trustee to mail the notice of redemption to the holders of the Notes on the Closing Date, (iii) obtain officer’s certificates pursuant to the terms of each of the Indentures for the Notes stating that, subject to delivery of funds as arranged by Buyer, Intermediate and Merger Sub, all conditions precedent to the satisfaction and discharge of the Notes have been satisfied, (iv) use its reasonable best efforts to obtain an appropriate opinion of counsel pursuant to the terms of each of the Indentures for the Notes stating that, subject only to delivery of funds as arranged by Buyer, Intermediate and Merger Sub, all conditions precedent to the satisfaction and discharge of the Notes have been satisfied, (v) provide Buyer the opportunity to review and comment on each of the foregoing notices, certificates and opinions reasonably in advance of their delivery and (vi) use its reasonable best efforts to take all other actions and prepare all other documents as may be reasonably necessary or appropriate to (A) issue an irrevocable notice of redemption as of the Closing Date for each of the Notes (subject to the irrevocable deposit of funds with each Trustee at the Closing as arranged by Buyer) providing for the redemption 30 days after the Closing Date of all of the outstanding aggregate principal amount of Notes (together with all interest, prepayment premiums, penalties, breakage costs or similar obligations related to the Notes) pursuant to the requisite provisions of the applicable Indentures, (B) facilitate the covenant defeasance, satisfaction and/or discharge of such Notes pursuant to the applicable Indentures, and redeem, covenant defeasance, satisfy and/or discharge, as applicable, such Notes in accordance with the terms of the applicable Indentures at the Effective Time and (C) obtain the release of all Liens and termination of all guarantees in connection therewith at the Effective Time relating to the assets and properties of the Company or any of its Subsidiaries securing such Notes.
(b) On or prior to the second Business Day prior to the Effective Time, the Company shall deliver to Buyer a copy of a payoff letter (subject to delivery of funds as arranged by Buyer, Intermediate and Merger Sub), in customary form, from the Agent (as defined in the Credit Facility) under the Credit Facility, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to any Obligations (as defined in the Credit Facility) under the Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”) (ii) state that upon receipt of the Payoff Amount, the Credit Facility and related instruments evidencing the Credit Facility shall be terminated, and (iii) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such Obligations shall be, upon the payment of the Payoff Amount on the Closing Date, released and terminated. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver all notices and take all other actions to facilitate the termination of commitments under the Credit Facility, the repayment in full of all Obligations then outstanding thereunder (using funds arranged by Buyer, Intermediate or Merger Sub) and the release of all Liens and termination of all guarantees in connection therewith on the Closing Date (such termination, repayment and release, the “Credit Facility Termination”); provided that in no event shall this Section 6.14(b) require the Company or any of its Subsidiaries to cause such Credit Facility Termination unless the Closing shall occur substantially concurrently and the Company or its Subsidiaries have received funds to pay in full the Payoff Amount.
(c) Each of Buyer and the Company shall use its reasonable best efforts to replace all letters of credit issued on behalf of the Company and its Subsidiaries and that are currently outstanding or issued after the date hereof in compliance with this Agreement with letters of credit issued under any new credit facility of the Company or its Subsidiaries entered into in connection with the Debt Financing, effective as of the Closing Date.
SECTION 6.15 Debt Tender Offer.
(a) As soon as reasonably practicable after the receipt of any written request by Buyer to do so, but subject to the compliance by Buyer of its obligation in the first sentence of Section 6.15(b), the Company shall cause the Operating Company to commence a tender offer and consent solicitation (including the related consent solicitation, the “Debt Tender Offer”) with respect to all of the outstanding Second Lien Notes on the terms and conditions as are reasonably requested by Buyer (including amendments to the terms and provisions of the Second Lien Notes Indenture as reasonably requested by Buyer and reasonably satisfactory to the Company), and Buyer, Intermediate and Merger Sub shall assist the Company and the Operating Company in connection therewith. The Company shall cause the Operating Company (i) to waive any of the conditions to the Debt Tender Offer (other than the occurrence of the Closing and other conditions the non-satisfaction of which may reasonably be expected to expose the Company to liability), and make any change to the Debt Tender Offer, in each case as may be reasonably requested by Buyer and (ii) to not, without the written consent of Buyer, waive any condition to the Debt Tender Offer or make any change to the Debt Tender Offer.

(b) In the event Buyer shall deliver a written request pursuant to Section 6.15(a), Buyer shall prepare all necessary and appropriate documentation in connection with the Debt Tender Offer, including the offers to purchase, related letters of transmittal and other related documents (collectively, the “Offer Documents”), which Offer Documents shall be reasonably acceptable to the Company. All mailings to the holders of the Second Lien Notes in connection with the Debt Tender Offer shall be subject to the prior review and comment by each of the Company and Buyer (for which a reasonable time period shall be allowed and which review and comment shall occur promptly after such receipt) and, subject to the provisions of Section 6.15(a) regarding the terms and conditions of the Debt Tender Offer, shall be reasonably acceptable to each of them. The Company shall provide, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause their respective representatives to, provide all cooperation reasonably requested by Buyer in connection with the Debt Tender Offer (including engagement of a dealer manager and a depository agent with respect thereto, in each case reasonably acceptable to Buyer, and delivery of any Officers’ Certificates and Opinions of Counsel (as such terms are defined in the Second Lien Notes Indenture) required under the Second Lien Notes Indenture). The closing of the Debt Tender Offer shall be conditioned on the occurrence of the Closing (including the funding of the full amount of the Debt Financing), and, without modifying the applicable obligations of the parties under this Section 6.15, the parties shall use commercially reasonable efforts to cause the Debt Tender Offer to close on the Closing Date (including by making public announcements extending the expiration date of the Debt Tender Offer as requested by Buyer and by the Operating Company otherwise complying with the time periods required by Rule 14e-1 under the Exchange Act). At Closing and funding of the full amount of the Debt Financing and in accordance with the terms of the Debt Tender Offer, the Company shall cause the Operating Company to agree to accept for purchase and thereafter promptly purchase the Second Lien Notes tendered in the Debt Tender Offer (the “Tendered Notes”), including payment of any applicable premiums, and all related fees and expenses.
(c) Promptly following the expiration date (as such date may be extended from time to time) of the consent solicitation in the Debt Tender Offer, assuming the consents of at least the minimum principal amount of the Second Lien Notes that are necessary to amend the applicable provisions of the Second Lien Notes Indenture are received and are not withdrawn, the Company shall cause the Operating Company to execute, and to use commercially reasonable efforts to cause the Trustee (as defined in the Second Lien Notes Indenture) to execute, a supplemental indenture to the Second Lien Notes Indenture, effectuating the amendments for which consents were obtained pursuant to the Debt Tender Offer, which supplemental indenture shall become effective immediately upon the later of (i) acceptance for purchase of all Second Lien Notes properly tendered and not properly withdrawn in the Debt Tender Offer and (ii) the Effective Time.

SECTION 6.16 Repatriation of Cash. To the extent requested by Buyer, the Company and its Subsidiaries shall use their reasonable best efforts to repatriate cash to the United States, in as tax- and cost-efficient manner as reasonably practicable, with a view to maximizing the amount of the Company’s cash held in the United States on the Closing Date.
SECTION 6.17 Resignations. At or prior to the Closing, the Company shall cause to be delivered to Buyer duly signed resignations, effective as of the Effective Time, of all members of the Board of Directors (or equivalent governing bodies) of the Company and each of its Subsidiaries (except those designated by Buyer to the Company in writing at least 5 Business Days prior to the Closing).
ARTICLE VII
CONDITIONS PRECEDENT
SECTION 7.1 Conditions Precedent to Obligations of Each Party. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions precedent:
(a) Approvals. (i) The applicable waiting period, if any, under the HSR Act shall have expired or terminated, (ii) Competition Act Approval shall have been obtained and (iii) all other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Buyer Material Adverse Effect or a Company Material Adverse Effect, as the case may be, assuming the Merger had taken place, shall be in effect.
(b) Illegality. No Law shall have been enacted, entered, promulgated or enforced by an any Governmental Entity which prohibits, makes illegal, restrains or enjoins the consummation of the Merger.
SECTION 7.2 Conditions Precedent to Obligations of Buyer, Intermediate and Merger Sub. The obligations of Buyer, Intermediate and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions precedent:
(a) Representations and Warranties. Each of the Company’s representations and warranties contained in (i) Article IV (other than Sections 4.2, 4.3, 4.6(a), 4.6(c) and 4.16 and without giving effect to any materiality or “Company Material Adverse Effect” qualification on such representations and warranties, except in Section 4.6(a)) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date, except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (ii) Sections 4.2, 4.3, 4.6(a), 4.6(c) and 4.16 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except to the extent that (A) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date or (B), in the case of Section 4.2, any inaccuracies in such representations and warranties, whether individually or in the aggregate, do not increase the amount of Aggregate Equity Consideration by more than a de minimis amount.

(b) Covenants. The Company shall have (i) performed and complied in all material respects with all agreements contained in this Agreement (other than the agreements contained in Section 6.1(b)(ii)(B) and Section 6.1(b)(iv)) that are required to be performed or complied with by it at or prior to the Effective Time and (ii) performed and complied in all respects with all agreements contained in Section 6.1(b)(ii)(B) and Section 6.1(b)(iv).
(c) Stockholder Approval. This Agreement shall have been duly adopted by holders of the Company’s capital stock as required by the DGCL.
(d) Officer’s Certificate. Buyer shall have received a certificate dated the Closing Date and signed by an authorized officer of the Company, certifying that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.
(e) No Company Material Adverse Effect. Since the date of this Agreement, there has not been any events, changes, occurrences, effects or circumstances that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.
(f) No Preferred Shares Outstanding. There shall not be any shares of Preferred Stock outstanding immediately prior to the Effective Time.
SECTION 7.3 Conditions Precedent to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions precedent:
(a) Representations and Warranties. Each of Buyer’s, Intermediate’s and Merger Sub’s representations and warranties contained in Article V (without giving effect to any materiality or “Buyer Material Adverse Effect” qualification on such representations and warranties) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date, except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.
(b) Covenants. Buyer, Intermediate and Merger Sub shall have performed and complied in all material respects with all agreements contained in this Agreement that are required to be performed or complied with by them at or prior to the Effective Time.
(c) Officer’s Certificate. The Company shall have received a certificate dated the Closing Date and signed by an authorized officer of each of Buyer, Intermediate and Merger Sub, certifying that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII
TERMINATION
SECTION 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, by mutual written consent of the Company and Buyer.
SECTION 8.2 Termination by Either Buyer or the Company. This Agreement may be terminated at any time prior to the Effective Time, by action of either Buyer or the Company, if (a) any order, decree, ruling or other non-appealable final action has been issued by a Governmental Entity permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or (b) the Merger shall not have been consummated by December 31, 2010 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.2 shall not be available to any party hereto whose action or failure to act in breach of Section 6.5 has been a principal cause of or resulted in the failure of the Merger to occur on or before such date.
SECTION 8.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Company if (a) the Company is not in material breach of its obligations under this Agreement and there is a breach by Buyer, Intermediate or Merger Sub of any of their representations, warranties, covenants or other agreements contained in this Agreement and such breach or failure to perform has not been cured within 30 days after written notice thereof to Buyer, or such breach cannot be cured, and, in each case, such breach would cause a condition set forth in Section 7.3(a) or Section 7.3(b) to be incapable of being satisfied or (b) (i) all of the conditions set forth in Sections 7.1 and 7.2 have been and continue to be satisfied (other than, but subject to, those conditions that by their nature are to be satisfied by actions taken at Closing), (ii) Buyer, Intermediate and Merger Sub fail to consummate the Merger within three Business Days after the date on which the Closing should have occurred pursuant to Section 2.2, (iii) the Company irrevocably confirms in writing that (x) all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than, but subject to, those conditions that by their nature are to be satisfied by actions taken at Closing) or will be waived by the Company and (y) it is prepared to consummate the Closing and (iv) the Company stood ready, willing and able to consummate the Closing during such three Business Day period.
SECTION 8.4 Termination by Buyer. This Agreement may be terminated at any time prior to the Effective Time by action of Buyer if (a) Buyer is not in material breach of its obligations under the Agreement and there is a breach by the Company of any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach has not been cured within 30 days after written notice thereof to the Company, or such breach cannot be cured, and, in each case, such breach would cause a condition set forth in Section 7.2(a) or Section 7.2(b) to be incapable of being satisfied or (b) if an effective and irrevocable Stockholder Consent is not executed and delivered to Buyer within 24 hours following the execution and delivery of this Agreement.

SECTION 8.5 Effect of Termination.
(a) In the event of termination of this Agreement pursuant to this Article VIII, written notice thereof shall be given to the other parties hereto, and this Agreement (other than as set forth in this Section 8.5 and other than Sections 6.3(b) (Confidentiality), 6.6 (Public Announcements) and 6.8 (Expenses) and Articles I and IX) shall become void and of no further force or effect with no liability on the part of any party hereto (or of any of its respective directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that, subject to the terms of this Section 8.5, no such termination shall relieve any party hereto of any liability resulting from any breach of this Agreement.
(b) In the event this Agreement is terminated by the Company (A) pursuant to Section 8.3(a) and at such time all the conditions set forth in Sections 7.1 and 7.2 have been and continue to be satisfied (other than, but subject to, those conditions that by their nature are to be satisfied by actions taken at the Closing), or (B) pursuant to Section 8.3(b), then Buyer shall promptly, but in no event later than twelve (12) Business Days after the date of such termination, pay or cause to be paid to the Company by wire transfer of same day funds an amount equal to $70,000,000 (the “Buyer Termination Fee”). Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Buyer Termination Fee or expanding the circumstances in which the Buyer Termination Fee is to be paid, it is agreed that the Buyer Termination Fee is liquidated damages, and not a penalty, and the payment of the Buyer Termination Fee in the circumstances specified herein is supported by due and sufficient consideration (including the fact that the holders of Stock immediately prior to the Effective Time would not be entitled to receive the Per Share Merger Consideration at the Effective Time). While, subject to Section 8.5(d), the Company may pursue both a grant of specific performance under Section 9.9(b) and the payment of the Buyer Termination Fee under this Section 8.5, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Buyer Termination Fee.
(c) Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.5 are an integral part of the transaction contemplated by this Agreement, and that without these agreements, the other parties would not enter into this Agreement.
(d) Notwithstanding anything to the contrary in this Agreement, if Buyer, Intermediate and Merger Sub fail to effect the Closing when required by Section 2.2 for any or no reason or otherwise breach this Agreement in any way (whether willfully, intentionally, unintentionally or otherwise) or fail to perform hereunder in any way (whether willfully, intentionally, unintentionally or otherwise), then, (A) the Company’s and its Affiliates’ sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) against Buyer, Intermediate, Merger Sub, the Guarantors and any of their respective former, current or future directors, officers, employees, direct or indirect equityholders, controlling persons, general or limited partners, stockholders, incorporators, Affiliates, Financing Sources, attorneys, representatives, agents, successors or assignees or any former, current or future director, officer, employee, direct or indirect equityholder, controlling person, general or limited partner, manager, member, stockholder, incorporator, Affiliate, attorney, representative, agent, successor or assignee of any of the foregoing (collectively, the “Buyer Related Parties”) for any breach, loss or damage (“Company Damages”) shall be to (1) terminate this Agreement and receive payment of the Buyer Termination Fee, in each case, only to the extent provided by Section 8.5(b) or pursuant to the Limited Guarantees, as applicable, or (2) seek specific performance of the obligations of Buyer, Intermediate and Merger Sub as and only to the extent expressly permitted by Section 9.9(b), and (B) except as provided in the immediately foregoing clause (A), none of the Buyer Related Parties will have any liability or other obligation (in each case whether absolute, accrued, contingent, fixed or otherwise) to the Company or any of its Affiliates relating to or arising out of this Agreement, the Limited Guarantees (except, for the avoidance of doubt, for the Guarantors’ obligations under the Limited Guarantees, subject to the limitations contained therein) or the Financing Commitments or in respect of any other agreement, document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, through Buyer, Intermediate or Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Buyer, Intermediate or Merger Sub against the Guarantors or any other Buyer Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable Law, or otherwise. The parties hereto acknowledge and agree that in no event will Buyer be required to pay the Buyer Termination Fee on more than one occasion. Upon payment of the Buyer Termination Fee, none of the Buyer Related Parties shall have any further liability or other obligation to the Company or any of its Affiliates relating to or arising out of this Agreement, the Limited Guarantees, the Commitment Letters or in respect of any other agreement, document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, and none of the Buyer Related Parties shall have any further liability or other obligation to the Company or any of its Affiliates relating to or arising out of this Agreement or the transactions contemplated hereby. In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other then solely under the specific circumstances set forth in Section 9.9(b).
(e) Notwithstanding anything herein to the contrary, the maximum aggregate liability of Buyer, Intermediate and Merger Sub for all Company Damages shall be limited to $70,000,000 (inclusive of the Buyer Termination Fee, the “Liability Limitation”), and in no event shall (i) the Company or any of its Affiliates seek any other Company Damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against Buyer, Intermediate, Merger Sub, the Guarantors or any other Buyer Related Parties in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby. Recourse against the Guarantors under the Limited Guarantees shall be the sole and exclusive remedy of the Company and its Affiliates against the Guarantors and any other Buyer Related Parties (other than Buyer, Intermediate and Merger Sub to the extent provided in this Agreement) in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby.

ARTICLE IX
MISCELLANEOUS
SECTION 9.1 Entire Agreement. This Agreement (including the annexes, exhibits and Schedules hereto), the Side Letter, the Limited Guarantees and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement, the Side Letter, the Limited Guarantees and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, in Side Letter, the Limited Guarantees, any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.
SECTION 9.2 Assignment. This Agreement shall not be assigned, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, except (i) Buyer, Intermediate or Merger Sub may assign their rights and obligations hereunder to any of their Affiliates and (ii) that at and after the Effective Time, Buyer, Intermediate and Merger Sub may collaterally assign their rights hereunder to any commercial lender or other debt financing source of Buyer, Intermediate and Merger Sub without the consent of the other parties hereto; provided that no assignment of any obligations hereunder shall relieve the assigning party of any such obligations or of any liability for any breach by such party or its assignee of any such obligations. Any purported assignment in violation of this Agreement is void.
SECTION 9.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.7 and Section 8.5, which shall inure to the benefit of the Persons (including the Financing Sources) benefiting therefrom, who are intended to be third-party beneficiaries thereof, (b) with respect to Section 9.6 and 9.7, which shall inure to the benefit of the Financing Sources (and their respective Affiliates), who are intended to be third party beneficiaries thereof and (c) at the Effective Time, the right of the Stockholders to receive the payments contemplated by the applicable provisions of Article III, in each case, after the Effective Time in accordance with the terms of this Agreement.

SECTION 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to the Company:
AMH Holdings II, Inc.
3773 State Road
Cuyahoga Falls, Ohio 44223
Attention: Thomas Chieffe
Facsimile: (330) 922-2296
with copies (prior to the Closing) to:
Investcorp International, Inc.
280 Park Avenue, 36th Fl.
New York, New York 10017
Attention: Lars Haegg
Facsimile: (212) 983-7073
E-mail: LHaegg@Investcorp.com
Harvest Partners LP
280 Park Avenue, 25th Floor
New York, New York 10017
Attention: Ira D. Kleinman
 Christopher Whalen
Facsimile: (212) 812-0100
Email: Ikleinman@harvpart.com
 Cwhalen@harpart.com
and
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: E. Michael Greaney
 William M. Rustum
Facsimile: (212) 351-4035
Email: mgreaney@gibsondunn.com
 wrustum@gibsondunn.com

If to Buyer, Intermediate, Merger Sub or the Surviving Corporation:
c/o Hellman & Friedman LLC
One Maritime Plaza
12th Floor
San Francisco, California 94111
Attention: Erik Ragatz
 Arrie Park
Facsimile: (415) 788-0176
Email: eragatz@hf.com
 apark@hf.com
with a copy to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Attention: Chad Skinner
Facsimile: (650) 251-5002
Email: cskinner@stblaw.com
or to such other address or Person as any party hereto may have specified in a notice duly given to the other parties hereto as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.
SECTION 9.5 Amendment and Modification. Except as provided in section 251(d) of the DGCL, this Agreement may be amended, modified or supplemented at any time prior to the Effective Time by mutual agreement of Buyer, Intermediate, Merger Sub and the Company. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.
SECTION 9.6 Governing Law; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of laws of any jurisdiction other than the State of Delaware.
(b) Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County of New York, and any appellate court from any thereof, in any action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, arising out of or relating to this Agreement, the Financing Commitments or the transactions contemplated hereby or thereby (including any action or proceeding against any Financing Sources), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, arising out of or relating to this Agreement, the Financing Commitments (including any action or proceeding against any Financing Sources) or the transactions contemplated hereby or thereby in any New York State or in any such Federal court, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, in any such court and (iv) agrees that a final judgment in any such suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to such party at the addresses set forth in Section 9.4 shall be effective service of process for any suit, action or proceeding brought in any such court.
SECTION 9.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE FINANCING COMMITMENTS OR THE CONFIDENTIALITY AGREEMENT OR BY THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 9.8 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
SECTION 9.9 Enforcement.
(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that Buyer, Intermediate and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction in accordance with Section 9.6(b), this being in addition to any other remedy to which Buyer, Intermediate or Merger Sub may be entitled at law or in equity. The Company further agrees that it shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at law. The parties further acknowledge that, except as expressly set forth in Section 9.9(b), the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Buyer, Intermediate or Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedy available to the Company set forth in Section 8.5(b).
(b) Subject to the last sentence of Section 8.5(b), it is acknowledged and agreed that the Company shall be entitled to seek specific performance of the obligations of Buyer, Intermediate and Merger Sub pursuant to the terms of this Agreement to cause the Equity Financing to be funded to fund the Merger and to consummate the Merger, but only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than, but subject to, those conditions that by their nature are to be satisfied by actions taken at the Closing) and Buyer, Intermediate and Merger Sub are required to complete the Closing pursuant to Section 2.2; (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing; (iii) Buyer, Intermediate and Merger Sub fail to complete the Closing pursuant to and in accordance with Section 2.2 and (iv) the Company has irrevocably confirmed in writing to Buyer and the Financing Sources that if specific performance is granted and the Equity Financing and Debt Financing are funded, and Buyer, Intermediate and Merger Sub otherwise comply with their obligations hereunder, then the Closing will occur.

SECTION 9.10 Representations and Warranties.
(a) The representations and warranties contained in Article IV are qualified by reference to the Disclosure Schedule. The parties hereto agree that the Disclosure Schedule is not intended to constitute, and shall not be construed as constituting, representations and warranties of the Company except to the extent expressly provided in this Agreement. Buyer, Intermediate and Merger Sub acknowledge that (i) the Disclosure Schedule may include items or information that the Company is not required to disclose under this Agreement, (ii) disclosure of such items or information shall not affect, directly or indirectly, the interpretation of this Agreement or the scope of the disclosure obligation of the Company under this Agreement and (iii) inclusion of information in the Disclosure Schedule shall not be construed as an admission that such information is material to the Company. Similarly, in such matters where a representation or warranty is given or other information is provided, the disclosure of any matter in the Disclosure Schedule shall not imply that any other undisclosed matter having a greater value or other significance is material. Buyer, Intermediate and Merger Sub further acknowledge that headings have been inserted on sections of the Disclosure Schedule for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Agreement or the Disclosure Schedule.
(b) Each of Buyer, Intermediate and Merger Sub acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries, and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer, Intermediate and Merger Sub have relied solely on the results of their own independent investigation and verification and the representations and warranties of the Company expressly and specifically set forth in Article IV, as qualified by the Disclosure Schedule. The representations and warranties by the Company expressly and specifically set forth in Article IV and the Side Letter constitute the sole and exclusive representations, warranties, and statements of any kind of any of the Company and the Stockholders to Buyer, Intermediate and Merger Sub in connection with the transactions contemplated hereby, and Buyer, Intermediate and Merger Sub understand, acknowledge and agree that all other representations, warranties, and statements of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, assets or liabilities of the Company or any of its Subsidiaries, or the quality, quantity or condition of the Company’s or its Subsidiaries’ assets) are specifically disclaimed by the Company and the Stockholders. BUYER, INTERMEDIATE AND MERGER SUB SPECIFICALLY ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN ARTICLE IV AND OF CERTAIN STOCKHOLDERS SET FORTH IN THE SIDE LETTER, BUYER, INTERMEDIATE AND MERGER SUB ARE

ACQUIRING THE COMPANY ON AN “AS IS, WHERE IS” BASIS, AND NONE OF THE COMPANY, THE STOCKHOLDERS OR ANY OTHER PERSON (INCLUDING, ANY STOCKHOLDER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING, AND NEITHER BUYER, INTERMEDIATE NOR MERGER SUB IS RELYING ON ANY REPRESENTATIONS, WARRANTIES, OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING THE COMPANY OR ANY OF ITS SUBSIDIARIES, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO (OR OTHERWISE ACQUIRED BY) BUYER, INTERMEDIATE OR MERGER SUB OR ANY OF BUYER’S REPRESENTATIVES.
(c) The representations and warranties by Buyer, Intermediate and Merger Sub expressly and specifically set forth in Article V constitute the sole and exclusive representations, warranties, and statements of any kind of any of Buyer, Intermediate and Merger Sub to the Company in connection with the transactions contemplated hereby, and the Company understands, acknowledges and agrees that all other representations, warranties, and statements of any kind or nature expressed or implied are specifically disclaimed by Buyer, Intermediate and Merger Sub.
(d) In connection with the investigation by Buyer, Intermediate and Merger Sub of the Company and its Subsidiaries, Buyer, Intermediate and Merger Sub have received or may receive from the Company or its Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. Buyer, Intermediate and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forward-looking statements and other forecasts and plans, that Buyer, Intermediate and Merger Sub are familiar with such uncertainties, that Buyer, Intermediate and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forward-looking statements and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forward looking statements, forecasts or plans), and that, except as otherwise expressly set forth herein, Buyer, Intermediate and Merger Sub shall have no claim against anyone with respect thereto. Accordingly, Buyer, Intermediate and Merger Sub acknowledge that, except as expressly set forth in Article IV, neither the Company nor any of the Stockholders, nor any stockholder, officer, director, employee or agent of any of the foregoing, whether in an individual, corporate or any other capacity, make any representation, warranty, or other statement with respect to, and neither Buyer, Intermediate nor Merger Sub is relying on, such estimates, projections, forward looking statements and other forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forward-looking statements and other forecasts or plans).
(e) Notwithstanding anything to the contrary contained herein, no representations or warranties in this Agreement shall survive the Merger. In the absence of fraud, in no event shall Buyer, Intermediate or the Surviving Corporation, on the one hand, or the Company, on the other hand, have any recourse against (i) the Company or the respective present or former directors, officers, stockholders or option holders of the Company, or any Affiliate, representative or agents thereof, or (ii) Buyer, the Surviving Corporation or any other Buyer Related Party, as the case may be, or any Affiliates, representatives or agents thereof, in each such case, with respect to any representation, warranty, covenant or agreement made by the Company, Buyer, Intermediate or Merger Sub in this Agreement.

SECTION 9.11 Legal Representation. Buyer, Intermediate, Merger Sub, the Company and their respective Affiliates acknowledge and agree that Gibson Dunn has acted as counsel for some of the stockholders of the Company, the Company and their respective Affiliates for several years and that, in the event of any post-Closing disputes between the parties hereto, such stockholders of the Company reasonably anticipate that Gibson Dunn will represent them in such matters. Accordingly, Buyer, Intermediate, Merger Sub, the Company and their respective Affiliates expressly consent to Gibson Dunn’s representation of such stockholders of the Company in any post-Closing matter in which the interests of Buyer, Intermediate, Merger Sub and the Company on the one hand, and the stockholders of the Company, on the other hand, are adverse, whether or not such matter is one in which Gibson Dunn may have previously advised such stockholders, the Company or their respective Affiliates; provided, however, that this sentence shall not apply if Gibson Dunn is at that time handling ongoing matters for Buyer, Intermediate, Merger Sub, the Company or any Subsidiary of the Company. Furthermore, Buyer, Intermediate, Merger Sub and the Company irrevocably waive any right they may have to discover or obtain information or documentation relating to the representation of such stockholders of the Company by Gibson Dunn in the transactions contemplated hereby, to the extent that such information or documentation was privileged as to such stockholders; provided, however, that Buyer, Intermediate, Merger Sub, the Company or their respective Affiliates are not prohibited from obtaining or using information that is owned by the Company or is in its possession.
SECTION 9.12 Non-Recourse. This Agreement may only be enforced against, and any claim or clause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party (other than the Guarantors to the extent set forth in the Limited Guarantees). No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith (other than the Guarantors to the extent set forth in the Limited Guarantees).
[Signature Page Follows]

The parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

AMH HOLDINGS II, INC.
By:	/s/ Stephen Graham
	Name:	Stephen Graham
	Title:	Vice President, Chief Financial Officer

CAREY INVESTMENT HOLDINGS CORP.
By:	/s/ Erik D. Ragatz
	Name:	Erik D. Ragatz
	Title:	President, Treasurer and Secretary

CAREY INTERMEDIATE HOLDINGS CORP.
By:	/s/ Erik D. Ragatz
	Name:	Erik D. Ragatz
	Title:	President, Treasurer and Secretary

CAREY ACQUISITION CORP.
By:	/s/ Erik D. Ragatz
	Name:	Erik D. Ragatz
	Title:	President, Treasurer and Secretary

Exhibit A
Form of Letter of Transmittal
See attached.

LETTER OF TRANSMITTAL
for shares of, and warrants exercisable for, capital stock of
AMH HOLDINGS II, INC.
AMH Holdings II, Inc.
3773 State Road
Cuyahoga Falls, Ohio 44223
This Letter of Transmittal is to be completed by (a) stockholders of AMH Holdings II, Inc., a Delaware corporation (the “Company”), to surrender share certificate(s) that prior to the Merger (as defined below) represented shares of the Common Stock (as defined in the Merger Agreement (as defined below)) and (b) warrantholders of the Company, to surrender Warrants (as defined in the Merger Agreement). For purposes of this Letter of Transmittal, the Common Stock and the Warrants are referred to collectively as the “Securities.”
DESCRIPTION OF CERTIFICATES OR WARRANTS SURRENDERED

Name(s) and Address(es) of Registered Owner(s)	Certificate or
(Please Note Address Changes)	Warrant Number	No. of Shares

Total No. of Shares →
I have lost my certificate(s) or warrant(s) exercisable for                      shares of Common Stock and have enclosed a signed copy of the Affidavit of Lost, Destroyed or Stolen Certificate. (See Instruction 2 hereof).
SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
This Letter of Transmittal relates to the Agreement and Plan of Merger, dated as of September 7, 2010 (as it may be amended from time to time, the “Merger Agreement”), by and among Carey Investment Holdings Corp., a Delaware corporation (“Buyer”), Carey Intermediate Holdings Corp., a Delaware corporation (“Intermediate”), Carey Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company with the Company as the surviving corporation and an indirect wholly-owned subsidiary of Buyer (the “Merger”). In accordance with the Merger Agreement, each certificate (“Certificates”) which represented shares of Common Stock or Warrants outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Securities held by the Company or its subsidiaries or by Buyer, Intermediate or Merger Sub and Dissenting Shares (as defined in the Merger Agreement)), represents the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement) or the Warrant Cancellation Payment (as defined in the Merger Agreement), respectively, for shares of Common Stock or Warrants represented thereby from and after the Effective Time.

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The undersigned hereby unconditionally delivers, surrenders, transfers and assigns to the Company the Certificates listed above, which prior to the Merger represented Securities, in exchange for the aggregate consideration contemplated by the Merger Agreement for such shares of Common Stock or Warrants applicable to such Certificates, upon the terms and subject to the conditions set forth in the Merger Agreement and in this Letter of Transmittal. If the undersigned is a holder of Common Stock, the undersigned (i) acknowledges and agrees that the undersigned waives any dissenters’ or appraisal rights that the undersigned might be afforded under applicable law (whether pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”) or otherwise) and (ii) hereby unconditionally approves the Merger Agreement and the agreements referred to or contemplated in the Merger Agreement in all respects.
The undersigned understands and agrees that by signing below, the undersigned unconditionally waives receipt of any prior notice required in connection with the Merger Agreement, whether required (i) by law (including, without limitation, any notice of dissenters or appraisal rights pursuant to Section 262 of the DGCL and any notice pursuant to Section 228 of the DGCL), (ii) pursuant to any prior agreement or understanding between the undersigned and the Company or any of its affiliates, or (iii) pursuant to the certificate of incorporation, bylaws and other governing documentation of the Company. I (we) hereby (1) represent and warrant that I (we) is (are) the record and beneficial holder(s) of the Securities set forth above with good title thereto, free and clear of all liens, pledges, security interests, restrictions, charges, claims, options, and other encumbrances and restrictions on transfer (other than pursuant to applicable securities laws) (“Liens”), and that I (we) have full authority to deliver, surrender and assign the above Certificate(s) as provided herein free and clear of all Liens, (2) irrevocably constitute and appoint the Company as agent for the undersigned and my (our) true and lawful attorney-in-fact with full power of substitution (such power being deemed to be an irrevocable power coupled with an interest) to accept transfer of the above Certificates and exchange the same for the aggregate consideration for such shares of Common Stock or Warrants, as applicable, payable with respect thereto as provided in the Merger Agreement, (3) understand and agree that the Instructions included with this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed Certificates and are incorporated herein by reference, and (4) understand and agree that, subject to the terms and conditions of the Merger Agreement, upon receipt of the aggregate consideration for such shares of Common Stock or Warrants, as applicable, payable with respect to the Securities listed above as provided in the Merger Agreement, I (we) shall have received full payment for all Securities owned by me (us) immediately prior to the Effective Time. The undersigned, upon request, will execute and deliver any additional documents deemed by the Company or Buyer to be necessary or desirable to complete the surrender of the Certificates surrendered herewith. All authority herein conferred or agreed to be conferred herein shall not be affected by, and shall survive the death or incapacity of, the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
I (we) hereby represent that, if I (we) am (are) an individual(s), this Letter of Transmittal was executed outside of the State of New York.
•	This Letter of Transmittal must be signed by the registered holder(s) exactly as name appears on the certificate(s) or by the authorized agent of such registered holder(s).
•	Read the Instructions below before completing this Letter of Transmittal.
(See Instructions on the last page hereof)
- IMPORTANT -
PLEASE SIGN AND DATE BELOW AND COMPLETE SUBSTITUTE FORM W-9 ON PAGE 4 OR
PROVIDE ANY OTHER APPLICABLE TAX FORM AS DESCRIBED IN INSTRUCTION 4 HEREIN.
SIGNATURE REQUIRED ON PAGE FOLLOWING

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SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 ON PAGE FOLLOWING OR COMPLETE
AND PROVIDE ANY OTHER APPLICABLE TAX FORM AS DESCRIBED IN INSTRUCTION 4
HEREIN

X

X

(Signature(s) of Holder(s))
Dated:                                         , 20_____
(Must be signed by (i) the registered holder(s) exactly as name(s) appear(s) on share certificate(s) or warrant(s) or (ii) by person(s) authorized to become registered holder(s) by certificates and documents as transmitted herewith (see Instruction 5). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5).

Name(s)

(Please Print)

Capacity (full title)

Address

(Include Zip Code)
GUARANTEE OF SIGNATURES
(See Instruction 5)

Authorized Signature

Name and Title

Name of Firm
(Please Print)

Address

(Include Zip Code)

Area Code and
Telephone Number

Dated:	,	20_____

PLEASE SELECT ONE OF THE FOLLOWING PAYMENT OPTIONS:

☐ Check
If payment is to be made by check, please provide the address to which the check should be mailed:

Address (number and street)

City, State and Zip Code
☐ Wire transfer
If payment is to be made by wire transfer, please insert your wire transfer instructions in the space provided below:

COMPLETE SUBSTITUTE FORM W-9 ON PAGE FOLLOWING OR COMPLETE AND PROVIDE ANY
OTHER APPLICABLE TAX FORM AS DESCRIBED IN INSTRUCTION 4 HEREIN

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SUBSTITUTE
Form W-9
Department of the Treasury
Internal Revenue Service
Payer’s Request for Taxpayer
Identification Number
(See Instruction 4 below)
Please fill in your name and address
below.

Name (as shown on your income tax return)
Part 1 — TAXPAYER IDENTIFICATION NO. — FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

Social Security Number(s)

OR

Employer Identification Number(s)

Business Name, if different from above
Check appropriate box:
☐ Individual/sole proprietor
☐ Partnership
☐ Corporation
☐ Other
☐ Exempt from backup withholding

Address (number and street)
Part 2 — Certification — Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).
Part 3 —
Awaiting
TIN
☐

City, State and Zip Code
Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

SIGNATURE

DATE	, 20_____

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM OR OTHER APPLICABLE FORM (AS
DESCRIBED HEREIN IN INSTRUCTION 4) MAY RESULT IN BACKUP WITHHOLDING AT THE
APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE
MERGER. PLEASE REVIEW INSTRUCTION 4 FOR ADDITIONAL INFORMATION.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
OF SUBSTITUTE FORM W-9

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CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you by the time of payment, you are required to withhold at the applicable withholding rate from all reportable payments made to me.
		,	20_____
Signature	Date

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INSTRUCTION FOR SURRENDERING CERTIFICATES
FORMING CERTAIN TERMS AND CONDITIONS OF THIS LETTER OF
TRANSMITTAL
1.
General. The Letter of Transmittal properly filled in and signed by or on behalf of the registered holder(s) (or properly constituted assignees) of the surrendered Certificate(s) must accompany Certificate(s) for the Securities surrendered to the Company. The Letter of Transmittal and all materials contemplated hereby should be delivered to the Company at the address set forth on page one. All such materials delivered to the Company on or prior to the closing of the Merger will be held on behalf of the stockholder or warrant holder pending the consummation of the Merger. In the event that the Merger is not consummated, such materials will be returned to the applicable stockholder or warrant holder. Note that the responsibility and liability of the Company in connection with its actions in the capacity set forth herein are governed by the terms of the Merger Agreement. The method of delivery of the Certificate(s) is at the option and risk of the stockholder or warrant holder, but if the Certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder’s and warrant holder’s protection. Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the Company’s stock certificate(s) and/or warrant number(s) of the Warrants that you are surrendering herewith and the number of shares represented by each Certificate. If the space provided is insufficient, attach a separate sheet listing this information.

2.
Lost; Stolen or Destroyed Certificate(s). If the Certificate(s) which a registered holder (or transferee) wants to surrender has been lost, stolen or destroyed, that fact should be indicated on the face of this Letter of Transmittal which should then be delivered as described above after being otherwise properly completed and duly executed. In addition, you must complete, sign and notarize the enclosed “Affidavit of Lost, Destroyed or Stolen Certificate” and return it with this Letter of Transmittal. Please fill out one Affidavit for each Certificate(s) that you have lost (photocopy the enclosed Affidavit, if necessary). Each Affidavit is a legal document the represents your binding obligation in accordance with the terms thereof.

3.
Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of Certificate(s) will be determined by the Company and the Buyer. In the event the Letter of Transmittal (or any other document required hereby to be delivered) has been improperly completed or executed or omitted or any of the Certificate(s) are not in proper form for surrender (as required by the instructions stated in the Letter of Transmittal), or if some other irregularity in connection with the delivery of the Letter of Transmittal (or any other document required hereby to be delivered) or Certificate(s) exists, the Company and Buyer by mutual agreement shall either: (i) accept the Letter of Transmittal (and any other documents required hereby to be delivered) and Certificate(s) and waive the irregularity; or (ii) return the Letter of Transmittal (and the other documents required hereby to be delivered) and Certificate(s) to the stockholder or warrant holder, as applicable, with instructions as to the nature of the irregularity and the manner in which it may be cured. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

4.
Substitute Form W-9 and other applicable IRS Tax Forms. In order to avoid U.S. federal income backup withholding with respect to any payment received pursuant to the Merger, each surrendering stockholder and warrant holder must either (i) if such stockholder or warrant holder is a U.S. Holder (as defined below) provide the Company with a properly completed Substitute Form W-9, included in this Letter of Transmittal, providing such holder’s correct Taxpayer Identification Number (“TIN”), indicating an exemption from backup withholding and signing such form under penalties of perjury or alternatively a properly completed IRS Form W-9, available from the Internal Revenue Service web site at http://www.irs.gov, to the same effect or (ii) if such stockholder or warrant holder is a non-U.S. Holder (as defined below) provide the Company with a properly completed IRS Form W-8BEN or other applicable IRS Form W-8, and sign such form under penalties of perjury. IRS Form W-8BEN and other IRS Forms W-8 are available from the Internal Revenue Service web site, at http://www.irs.gov.

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Failure to provide such information on the applicable form may subject the surrendering stockholder or warrant holder to U.S. federal income tax backup withholding at the applicable withholding rate on payments made to such surrendering stockholder or warrant holder with respect to the shares or warrants.

If a U.S. Holder is an individual, the TIN is his or her social security number. If a U.S. Holder fills out Substitute Form W-9, it must cross out item 2 in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 of the form is checked, the surrendering holder must also complete the Certificate of Awaiting Taxpayer Identification Number. If you have checked the box in part 3 and do not provide the Company with a properly certified TIN by the time of payment, the Company will withhold taxes at the applicable withholding rate on reportable payments made to you. Certain holders are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above or on IRS Form W-9.

A non-U.S. holder should submit to the Company the appropriate version of an IRS Form W-8, properly completed, including certification of such holder’s foreign status, and signed under penalties of perjury. IRS Form W-8BEN is the version of IRS Form W-8 most likely to apply to non-U.S. persons claiming exemption from backup withholding. In certain cases, IRS Form W-8BEN may not be the proper IRS form to be completed and returned, depending on the status of the foreign person claiming exemption from backup withholding. IRS Form W-8BEN and other IRS Forms W-8 and instructions are available from the IRS website, at http://www.irs.gov.

If backup withholding applies, the Company, or other appropriate withholding agent, is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service (or a credit against such holder’s U.S. federal tax liability, if any).

For purposes of this summary, a “U.S. Holder” means a citizen or resident of the United States, a domestic corporation (or any other entity treated as corporation for U.S. federal income tax purposes), any estate (other than a foreign estate), and any trust if — (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A “non-U.S. Holder” for purposes of this summary means a beneficial owner of shares or warrants (other than a partnership) that is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares or warrants, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. The partnership may also be required to comply with certain documentation requirements. Partners and partnerships should consult their own tax advisors regarding the appropriate tax forms to be provided.

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Please consult your accountant or tax advisor for further guidance regarding the completion of Substitute Form W-9, IRS Form W-9, IRS Form W-8 BEN, or another version of IRS Form W-8 to claim exemption from U.S. federal income tax backup withholding.

5.
Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of Certificate(s) for which a joint Letter of Transmittal is submitted) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Certificate(s) unless the Securities described in this Letter of Transmittal have been assigned by the registered holder(s), in which event, this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificate(s). If this Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate power(s), in either case signed by the registered owner(s) in the name(s) that appear on the Certificate(s). If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless such person is the registered owner, must give such person’s full title in such capacity and, if requested by the Buyer, provide all supporting documents necessary to validate the surrender. The Certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States. The Company will not exchange any Certificate(s) until all instructions herein have been complied with.

6.	Inquiries. All inquiries with respect to the surrender of Certificate(s) should be made directly to [ ], at [ - - ] or [ @ ].

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer - Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

	Give the		Give the EMPLOYER
	SOCIAL SECURITY		IDENTIFICATION
For this type of account:	number of —	For this type of account:	number of —

1. Individual	The Individual	6. Disregarded entity not owned by an individual	The Owner

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. A valid trust, estate, or pension trust	Legal entity (4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Corporate or LLC electing corporate status on Form 8832	The corporation

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10. Partnership or multi-member LLC	The partnership

5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)	11. A broker or registered nominee	The broker or nominee

		12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s social security number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)
You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your social security number or employer identification number (if you have one), but the IRS encourages you to use your social security number.

(4)
List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself if not designated in the account title.)

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number:
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Definition of U.S. Person:
For U.S. federal tax purposes, you are considered a U.S. person if you are:
•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treas. Reg. 301.7701-7).
Payees Exempt from Backup Withholding:
Payees specifically exempted from backup withholding generally include the following:
•	A corporation.
•	A financial institution.
•
An organization exempt from tax under Section 501(a), an individual retirement account where the payor is also the trustee or custodian, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any agency or instrumentality thereof.
•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency or instrumentality thereof.
•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A middleman known in the investment community as a nominee or custodian.
•	A real estate investment trust.
•	A common trust fund operated by a bank under Section 584(a).
•	A trust exempt from tax under Section 664 or described in Section 4947.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under Section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) distributions made by an ESOP.
Payments of interest not generally subject to backup with-holding include the following:
•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in Section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under Section 1451.
•	Payments made by certain foreign organizations.
Exempt payees described above should provide a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, MARK “EXEMPT FROM BACKUP WITHHOLDING” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.
Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28 percent of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties:
(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Numbers. — If the payer discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

*	Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, as amended.

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AFFIDAVIT OF LOST, DESTROYED OR STOLEN CERTIFICATE
                     (the “Affiant”), being duly sworn, deposes, says and agrees as follows:
1. Affiant is the record and beneficial owner of                      shares of Class _____, Series                      Common Stock, par value $0.01 per share (the “Shares”), and/or Warrants exercisable for Class B Series II Non-Voting Common Stock (the “Warrants”) of AMH Holdings II, Inc., a Delaware corporation (the “Company”), represented by the original share certificate(s) or warrant(s) No(s). _____ (the “Original Certificate”).
2. Affiant is entitled to full exclusive possession of the Shares or Warrants. Affiant believes in good faith that the Original Certificate has been lost, stolen or destroyed.
3. Affiant has never sold, assigned, pledged, transferred, deposited under any agreement, or hypothecated the Original Certificate, the Shares or Warrants or any interest therein, or signed any power of attorney or authorization respecting the same which is now outstanding and in force, or otherwise disposed of the same; and no person, firm, entity, corporation, court or government agency has, or has ever asserted, any right, title, claim, equity or interest in, to or respecting the Original Certificate, the Shares or Warrants or the proceeds thereof.
4. Affiant has made or caused to be made a diligent search for the Original Certificate and has been unable to find or recover it. Affiant agrees, for himself, and his heirs, legal representatives, successors and assigns, to surrender immediately the Original Certificate to the Company for cancellation and for no further consideration if at any time hereafter Affiant or any of them comes into the possession or control of the Original Certificate.
5. Affiant has not been issued either a replacement share certificate or warrant or a new share certificate or warrant for the Shares, the Warrant or for the Original Certificate, nor has Affiant submitted the Original Certificate to the Company for the purpose of obtaining such a replacement share certificate or warrant or new certificate or warrant.
6. Affiant agrees, for himself, and his heirs, legal representatives, successors and assigns, to indemnify and hold harmless the Company and its legal representatives, successors and assigns (the “Indemnitees”) from and against any and all claims, demands, actions and suits, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character that the Indemnitees may sustain or incur by reason of the loss, theft or destruction of the Original Certificate whether or not caused by, based upon or arising out of inadvertence, accident, oversight or neglect on the part of any Indemnitee or its officers, agents or employees or the omission or failure to inquire into, contest or litigate the right of any applicant to receive any payment, credit, transfer, registration, exchange or delivery in respect of the Original Certificate.
7. Affiant hereby requests, and this Affidavit is made for the purpose of inducing, the Company (i) to refuse to recognize any person other than Affiant as the holder of the Original Certificate and owner of the Shares or Warrant; and (ii) to refuse to make any payment, transfer, registration, delivery or exchange called for with respect to the Original Certificate to any person and to refuse to take any other action pursuant to the request or demand of any other person related to such Original Certificate.
[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned has executed this Affidavit as of this _____ day of                     , 20__.

By:
Name:
Capacity:

Sworn and subscribed to before me this ____ day of , 20___.

Notary Public

STATE OF

COUNTY OF

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